                                                                    EXHIBIT 10.1




                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                  by and among

                      HEALTHCARE REALTY TRUST INCORPORATED,
                                  as Borrower,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                            FIRST UNION NATIONAL BANK

                                       and

                            UBS AG, STAMFORD BRANCH,
                             as Syndication Agents,

                        THE OTHER BANKS IDENTIFIED HEREIN

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager


                                  July 2, 2001

                                TABLE OF CONTENTS

Section                                                                                                        Page
-------                                                                                                        ----

ARTICLE I                    .....................................................................................1
         Section 1.01        Definitions..........................................................................1
         Section 1.02        Accounting Terms....................................................................16
         Section 1.03        Other Definitional Provisions.......................................................16

ARTICLE II                   ....................................................................................16
         Section 2.01        Commitments.........................................................................16
         Section 2.02        Method of Borrowing.................................................................18
         Section 2.03        Notes...............................................................................18
         Section 2.04        Scheduled Termination of Commitments; Maturity of Loans.............................19
         Section 2.05        Interest Rates......................................................................19
         Section 2.06        Letters of Credit...................................................................20
         Section 2.07        Swingline Loan Advances.............................................................23
         Section 2.08        Optional Termination or Reduction of Revolving Commitments..........................24
         Section 2.09        Prepayments.........................................................................25
         Section 2.10        Method of Electing Interest Rates...................................................25
         Section 2.11        General Provisions as to Payments...................................................26
         Section 2.12        Funding Losses......................................................................27
         Section 2.13        Computation of Interest and Fees....................................................28
         Section 2.14        Withholding Tax Exemption...........................................................28
         Section 2.15        Fees................................................................................28

ARTICLE III                  ....................................................................................29
         Section 3.01        Conditions to Initial Extensions of Credit..........................................29
         Section 3.02        Conditions to Extension of Credit...................................................30

ARTICLE IV                   ....................................................................................31
         Section 4.01        Corporate Existence and Power.......................................................31
         Section 4.02        Corporate and Governmental Authorization; No Contravention..........................31
         Section 4.03        Binding Effect......................................................................31
         Section 4.04        Litigation..........................................................................31
         Section 4.05        Compliance with ERISA...............................................................32
         Section 4.06        Environmental Matters...............................................................32
         Section 4.07        Material Subsidiaries...............................................................33
         Section 4.08        Not an Investment Company...........................................................33
         Section 4.09        Margin Stock........................................................................34
         Section 4.10        Compliance With Laws................................................................34
         Section 4.11        Absence of Liens....................................................................34
         Section 4.12        Debt................................................................................34
         Section 4.13        Contingent Liabilities..............................................................34
         Section 4.14        Investments.........................................................................34
         Section 4.15        Solvency............................................................................34
         Section 4.16        Taxes...............................................................................35
         Section 4.16        REIT Status.........................................................................35
         Section 4.18        Specified Affiliates................................................................35
         Section 4.19        Financial Condition.................................................................35
         Section 4.20        No Material Adverse Effect..........................................................35

ARTICLE V                    ....................................................................................35
         Section 5.01        Information.........................................................................36
         Section 5.02        Payment of Obligations..............................................................38
         Section 5.03        Maintenance of Property; Insurance..................................................38
         Section 5.04        Conduct of Business and Maintenance of Existence....................................38
         Section 5.05        Compliance with Laws................................................................39
         Section 5.06        Inspection of Property, Books and Records...........................................39
         Section 5.07        Negative Pledge.....................................................................39
         Section 5.08        Consolidations, Mergers and Sales and Transfer of Assets............................40
         Section 5.09        Creation of Subsidiaries............................................................41
         Section 5.10        Incurrence and Existence of Debt....................................................41
         Section 5.11        Transactions with Affiliates........................................................42
         Section 5.12        Use of Proceeds.....................................................................42
         Section 5.13        Constitutional Documents............................................................42
         Section 5.14        Investments.........................................................................42
         Section 5.15        Capital Expenditures................................................................43
         Section 5.16        Repurchase, Retirement or Redemption of Capital Stock; Dividends....................43
         Section 5.17        Ratio of Consolidated Funded Indebtedness to Consolidated Total Capital.............43
         Section 5.18        Consolidated Tangible Net Worth.....................................................43
         Section 5.19        Consolidated Coverage Ratio.........................................................43
         Section 5.20        Consolidated Senior Secured Debt to Consolidated Total Capital Ratio................43
         Section 5.21        Consolidated Unencumbered Realty to Consolidated Unsecured Debt Ratio...............44
         Section 5.22        Consolidated Unencumbered Coverage Ratio............................................44
         Section 5.23        Specified Affiliates................................................................44
         Section 5.24        REIT Status.........................................................................44
         Section 5.25        Leases..............................................................................44
         Section 5.26        Favorable Treatment.................................................................44
         Section 5.27        Construction and Development........................................................44
         Section 5.28        Limitation on Certain Agreements....................................................44

ARTICLE VI                   ....................................................................................45
         Section 6.01        Events of Default...................................................................45

ARTICLE VII                  ....................................................................................47
         Section 7.01        Appointment and Authorization.......................................................47
         Section 7.02        Agents and Affiliates...............................................................47
         Section 7.03        Action by Agent.....................................................................47
         Section 7.04        Consultation with Experts...........................................................47
         Section 7.05        Liability of Agent..................................................................48
         Section 7.06        Indemnification.....................................................................48
         Section 7.07        Credit Decision.....................................................................48
         Section 7.08        Successor Agent.....................................................................48
         Section 7.09        Agent's Fee.........................................................................49

ARTICLE VIII                 ....................................................................................49
         Section 8.01        Basis for Determining Interest Rate Inadequate or Unfair............................49
         Section 8.02        Illegality..........................................................................49
         Section 8.03        Increased Cost and Reduced Return...................................................50
         Section 8.04        Taxes...............................................................................51
         Section 8.05        Base Rate Loans Substituted for Affected Eurodollar Loans...........................52

         Section 8.06        Substitution of Bank................................................................52

ARTICLE IX                   ....................................................................................52
         Section 9.01        Notices.............................................................................52
         Section 9.02        No Waivers..........................................................................53
         Section 9.03        Expenses............................................................................53
         Section 9.04        Sharing of Set-Offs.................................................................54
         Section 9.05        Amendments and Waivers..............................................................54
         Section 9.06        Successors and Assigns..............................................................55
         Section 9.07        Collateral..........................................................................57
         Section 9.08        Purpose.............................................................................57
         Section 9.09        Governing Law; Submission to Jurisdiction...........................................57
         Section 9.10        Counterparts; Integration; Effectiveness............................................57
         Section 9.11        WAIVER OF JURY TRIAL................................................................57


SCHEDULES

Schedule 2.01(a)             Banks and Commitments
Schedule 2.01(d)             Form of Bank Joinder Agreement
Schedule 2.02                Notice of Borrowing
Schedule 2.03(a)             Form of Note
Schedule 2.06(a)             Letters of Credit to be Issued on the Closing Date
Schedule 2.06(b)-1           Existing Letters of Credit
Schedule 2.06(b)-2           Notice of Request for Letter of Credit
Schedule 2.10                Notice of Interest Rate Election
Schedule 4.04                Litigation
Schedule 4.05                ERISA
Schedule 4.06                Environmental Matters
Schedule 4.07                Material Subsidiaries and Specified Affiliates
Schedule 4.12                Debt
Schedule 4.13                Contingent Liabilities
Schedule 4.14                Investments
Schedule 5.16                White Paper
Schedule 5.26                Form of Guaranty
Schedule 9.01                Notice Addresses
Schedule 9.06(c)             Form of Assignment Agreement

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Credit Agreement") dated as of July 2, 2001 is by and among HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation, BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Agent"), FIRST UNION NATIONAL BANK and UBS AG, STAMFORD BRANCH, as Syndication Agents, the other Banks identified herein, and BANC OF AMERICA LLC, as Sole Lead Arranger and Sole Book Manager.

                                   WITNESSETH

         WHEREAS, a revolving credit facility (the "Existing Credit Facility") exists in favor of the Borrower pursuant to the terms of that credit agreement dated as of October 15, 1998 (as amended and modified, the "Existing Credit Agreement") among the Borrower, certain Subsidiaries of the Borrower, as guarantors, the banks identified therein, NationsBank, N.A., a national banking association now known as Bank of America, N.A., as administrative agent for such banks and First Union National Bank, Societe Generale and Bank Austria Creditanstalt Corporate Finance, Inc., as co-agents;

         WHEREAS, the Borrower has requested certain modifications to the Existing Credit Facility, including the release of the guaranties given by the Subsidiaries of the Borrower thereunder;

         WHEREAS, the Banks have agreed to the requested modifications on the terms and conditions provided herein; and

         WHEREAS, this Credit Agreement is given in replacement of and substitution for the Existing Credit Agreement and to refinance the Existing Credit Facility;

         NOW, THEREFORE, in consideration of these premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01      Definitions.

         The following terms, as used herein, have the following meanings:

                  "Adjusted Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                  Adjusted Eurodollar Rate =        Interbank Offered Rate
                                              ---------------------------------
                                              1 - Eurodollar Reserve Percentage

                  "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent duly completed by such Bank.

                  "Affiliate" means, with respect to any designated Person, (a) any officers or directors of such Person or (b) any other Person (other than a Subsidiary of such designated Person) that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other of such Persons. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of any Person, whether through ownership of voting securities, by contract or otherwise.

                  "Agent" means Bank of America, in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

                  "Agent's Fee Letter" means that letter agreement dated as of _______, 2001 among Bank of America, N.A., Banc of America Securities LLC and the Borrower, as amended, modified, supplemented or replaced from time to time.

                  "Aggregate Revolving Committed Amount" means the aggregate amount of Revolving Commitments in effect, being initially ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000).

                  "Applicable Lending Office" means, with respect to any Bank,
         (a) in the case of its Base Rate Loans, its Domestic Lending Office and
         (b) in the case of its Eurodollar Loans, its Eurodollar Lending Office.

                  "Applicable Percentage" means for any day, the rate per annum set forth below opposite the applicable rating for the Borrower's senior unsecured (non-credit enhanced) long term debt then in effect, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (ii) Eurodollar Loans shall be the percentage set forth under the column "Eurodollar Margin and Letter of Credit Fee", (iii) the Letter of Credit Fee shall be the percentage set forth under the column "Eurodollar Margin and Letter of Credit Fee", and (iv) the Facility Fee shall be the percentage set forth under the column "Facility Fee":

                                                                    Eurodollar
                               S&P and                                Margin           Base
              Pricing           Fitch            Moody's          and Letter of        Rate          Facility
               Level            Rating            Rating            Credit Fee        Margin            Fee
              -------          -------           -------          -------------       ------         --------

                 I            A- or above       A3 or above           0.725%              0%           0.20%
                II               BBB+              Baa1                0.85%              0%           0.20%
                III               BBB              Baa2                1.00%              0%           0.20%
                IV               BBB-              Baa3                1.15%              0%           0.20%
                 V            below BBB-        Below Baa3             1.60%           0.50%           0.30%
                              or unrated        or unrated

                  The numerical classification set forth under the column "Pricing Level" shall be established based on the ratings by S&P, Moody's and Fitch (collectively, the "Rating Services") for the Borrower's senior unsecured (non-credit enhanced) long term debt.

                  Where such a rating is provided by only one Ratings Service, the pricing shall be determined by reference to that rating. Where a rating is provided by only two of the three Ratings Services, pricing shall be determined by reference to the higher of the two ratings if they are not more than one Pricing Level apart, or by an average of the applicable Pricing Levels (and applicable margins and fee percentages) if they are more than one Pricing Level apart. Where a rating is provided by all three Ratings Services, pricing shall be determined by reference to the rating level provided by two of the three Ratings Services, if the ratings are not more than one Pricing Level apart, or by an average of the applicable Pricing Levels (and applicable margins and fee percentages) if any of the ratings are more than one Pricing Level apart.

                  The Applicable Percentage shall be determined and adjusted on the date five (5) Business Days after each change in debt rating. Adjustments in the Applicable Percentage shall be effective as to all Loans and Letters of Credit, existing and prospective, from the date of adjustment. The Agent shall promptly notify the Banks of changes in the Applicable Percentage. Adjustments in the Applicable Percentage shall be effective as to existing Extensions of Credit as well as new Extensions of Credit made thereafter.

                  "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger, amalgamation or consolidation) by the Borrower or any of its Subsidiaries or Specified Affiliates subsequent to the date hereof of any asset (including stock), including without limitation any sale-leaseback transaction, whether or not involving a Capital Lease, but excluding
         (a) any sale, lease or other disposition in the ordinary course of business of real property which is the subject of mortgage liens permitted hereunder, (b) any sale, lease or other disposition of raw materials, supplies or other nonfixed assets in the ordinary course of business, (c) any sale, lease or other disposition of surplus, obsolete or worn out machinery, equipment, molds or other manufacturing equipment in the ordinary course of business to the extent that the aggregate book value of all of such assets sold, leased or otherwise disposed of in a fiscal year does not exceed $5,000,000, (d) any sale or other disposition in the ordinary course of business of readily marketable securities, (e) any disposition of cash not prohibited hereunder, and (f) the issuance of any shares of stock in any Specified Affiliate to any officer, director or employee of the Borrower.

                  "Assignee" shall have the meaning given to such term in
         Section 9.06(c).

                  "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

                  "Bank of America" means Bank of America, N.A., a national banking association, and its successors.

                  "BAS" means Banc of America Securities LLC, its successors and assigns.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Borrowing" means a Borrowing consisting of Base Rate Loans.

                  "Base Rate Loan" means a Loan hereunder which bears interest at the Base Rate plus the Applicable Percentage pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article VIII.

                  "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "Borrower" means Healthcare Realty Trust Incorporated, a corporation organized and existing under the laws of the State of Maryland, and its successors.

                  "Borrowing" means a Revolving Loan borrowing or Swingline Loan hereunder, including extensions and conversions.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close.

                  "Buy-Sell Agreement" means a written agreement between the Borrower or any Subsidiary, as purchaser, and one or more third parties, as seller, obligating the Borrower or such Subsidiary, upon payment of a definitely determinable price, to acquire the real property and improvements described therein without contingency, except that the improvements are constructed in accordance with the conditions set forth in the particular Buy-Sell Agreement.

                  "Capital Lease" means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP.

                  "Capital Lease Indebtedness" means indebtedness incurred pursuant to a Capital Lease.

                  "Change of Control" means the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, voting stock of the Borrower (or other securities convertible into such voting stock) representing 35% or more of the combined voting power of all voting stock of the Borrower, or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                  "Closing Date" means the date on which the conditions set forth in Article III to the making of the initial Extension of Credit hereunder shall have been fulfilled and on which such initial Extension of Credit shall have been made.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

                  "Commitments" means, collectively, the Revolving Commitment, the LOC Commitment and the Swingline Commitment.

                  "Commitment Period" means the period from and including the Closing Date to but not including the earlier of (i) the Termination Date, or (ii) the date on which the Commitments terminate in accordance with the provisions of this Credit Agreement.

                  "Consolidated Coverage Ratio" means, as of the date of determination, the ratio of (i) Consolidated EBITDA to (ii) the sum of Consolidated Interest Expense plus the aggregate amount of dividends, distributions and redemptions made in respect of preferred stock by the Borrower and its Consolidated Subsidiaries during the applicable period.

                  "Consolidated EBITDA" means, for the Borrower and its Consolidated Subsidiaries for any period, the sum of (a) net income, plus (b) to the extent deducted in determining such net income, Consolidated Interest Expense, plus (c) the amount of income taxes (or minus the amount of tax benefits), plus (d) depreciation and amortization, determined in each case on a consolidated basis in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

                  "Consolidated Funded Indebtedness" means, without duplication, all obligations, liabilities and indebtedness of the Borrower and its Subsidiaries of the types described in subsections (a) through (f), inclusive, (i) and (j) of the definition of Debt.

                  "Consolidated Interest Expense" means, for the Borrower and its Consolidated Subsidiaries for any period, the interest expense and letter of credit fee expense determined on a consolidated basis in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

                  "Consolidated Mortgage Debt" means the aggregate principal amount of all Debt of the Borrower and its Subsidiaries secured by a Lien on any real property owned or leased by them.

                  "Consolidated Senior Debt" means all Consolidated Funded Indebtedness other than any amount thereof the repayment of which has been subordinated to the repayment of any other Consolidated Funded Indebtedness.

                  "Consolidated Senior Secured Debt" means at any date the sum (without duplication) of (i) Consolidated Mortgage Debt plus (ii) Consolidated Subsidiary Debt plus (iii) all preferred stock of Subsidiaries not owned by the Borrower and/or one or more of its wholly owned Subsidiaries, valued at the higher of voluntary or involuntary liquidation preference thereof.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date. For purposes of this Credit Agreement, Specified Affiliates of the Borrower shall be classified as Consolidated Subsidiaries.

                  "Consolidated Subsidiary Debt" means all Debt of Subsidiaries of the Borrower (exclusive of Debt owed to the Borrower), determined in accordance with GAAP on a consolidated basis.

                  "Consolidated Tangible Net Worth" means, at any time, consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such time in accordance with GAAP, with no upward adjustments due to a revaluation of assets, minus all Intangible Assets.

                  "Consolidated Total Capital" means, at any time, the sum of
         (a) Consolidated Tangible Net Worth plus (b) Consolidated Funded Indebtedness.

                  "Consolidated Unencumbered Coverage Ratio" means, as of the date of determination, the ratio of (i) Consolidated Unencumbered EBITDA to (ii) Consolidated Unencumbered Interest Expense.

                  "Consolidated Unencumbered EBITDA" means, as regards the unencumbered properties of the Borrower and its Consolidated Subsidiaries for any period, the sum of (a) net income from such properties, plus (b) Consolidated Unencumbered Interest Expense, plus
         (c) the amount of income taxes (or minus the amount of tax benefits) associated with such properties, plus (d) depreciation and amortization, determined in each case on a consolidated basis in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

                  "Consolidated Unencumbered Interest Expense" means, for the Borrower and its Consolidated Subsidiaries for any period, the interest expense and letter of credit fee expense determined on a consolidated basis in accordance with GAAP, other than in respect of Debt which is secured by a Lien on property of the Borrower or its Consolidated Subsidiaries. Except as expressly provided otherwise, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

                  "Consolidated Unencumbered Realty" means, for the Borrower and its Subsidiaries, the book value of all realty (prior to deduction of accumulated depreciation) minus the book value of all properties (prior to deduction of accumulated depreciation) which are subject to any Liens (other than those permitted under clauses (b) - (g) and clauses
         (i) - (j) of Section 5.07).

                  "Consolidated Unsecured Debt" means all unsecured Debt of the Borrower and its Subsidiaries.

                  "Constitutional Documents" in relation to any corporate Person means the Certificate of Incorporation and Bylaws or other constitutional documents of such corporate Person.

                  "Credit Agreement" shall have the meaning given to such term in the introductory paragraph hereof.

                  "Debt" of any Person means at any date, without duplication,
         (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all unconditional obligations of such Person to pay (as opposed to a contingent or conditional obligation of such Person to pay) the deferred purchase price of property or services, except security deposits, sums retained to secure performance, reserves for capital improvements, trade accounts payable and accrued expenses arising in the ordinary course of business, (d) all Capitalized Lease Indebtedness, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (to the extent of the lesser of the amount of such Debt and the book value of any assets subject to such Lien), (f) the maximum amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder

         (other than letters of credit and acceptance facilities supporting other Debt of such Person), (g) obligations under Interest Rate Protection Agreements, (h) all indebtedness relating to or arising from any Securities Transactions, (i) all instruments, obligations or undertakings treated as indebtedness in accordance with GAAP, or otherwise treated as indebtedness by S&P, Moody's or any other Ratings Service (whether or not treated as indebtedness for purposes of GAAP) and (j) all Debt of others Guaranteed by such Person (to the extent of the lesser of the amount of such Debt Guaranteed or the amount of such Guarantee); provided, however, Debt shall not include obligations under Buy-Sell Agreements.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Defaulting Bank" means, at any time, any Bank that, at such time, (i) has failed to make an Extension of Credit required pursuant to the terms of this Credit Agreement, (ii) has failed to pay to the Agent or any Bank an amount owed by such Bank pursuant to the terms of the Credit Agreement or any other of the Credit Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar proceeding.

                  "Dollars" and "$" means lawful money of the United States of America.

                  "Dollar Amount" means, in relation to any Debt denominated in Dollars, the amount of such Debt.

                  "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending office by notice to the Borrower and the Agent.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, grants, licenses, agreements or other governmental restrictions including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act and the Clean Water Act relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                  "Eurodollar Borrowing" means any Borrowing consisting of Eurodollar Loans.

                  "Eurodollar Business Day" means any Business Day on which the Agent and the Eurodollar Reference Bank are open for international business (including dealings in Dollar deposits) in London.

                  "Eurodollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurodollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to the Agent.

                  "Eurodollar Loan" means a Loan which bears interest at the Adjusted Eurodollar Rate plus the Applicable Percentage pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

                  "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not the Bank has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Bank. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Acceleration" means any of the events or conditions set forth in Sections 6.01(g), (h) or (i) with respect to the Borrower.

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Existing Credit Agreement" has the meaning set forth in the preamble.

                  "Existing Credit Facility" has the meaning set forth in the preamble.

                  "Existing Letters of Credit" means those Letters of Credit outstanding on the Closing Date and identified on Schedule 2.06(b)-1.

                  "Extension of Credit" means, as to any Bank, the making (including extensions and conversions) of, or participation in, a Loan by such Bank or the issuance or extension of, or participation in, a Letter of Credit.

                  "Facility Fee" shall have the meaning given such term in
         Section 2.15(a).

                  "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business

         Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                  "Financing Documents" means the Credit Agreement, the Notes, the LOC Documents and the Guaranties, if any, in each case as amended and in effect from time to time.

                  "Fitch" means Fitch, Inc., a successor of the ratings businesses of Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co., Inc., and its successors and assigns in the business of rating securities.

                  "Foreign Government" means any government other than that of the United States of America or any political subdivision thereof.

                  "Foreign Person" means (a) any Foreign Government, (b) any agency of a Foreign Government, (c) any form of business enterprise organized under the laws of any country other than the United States of America or its possessions or any political subdivision thereof or (d) any form of business enterprise owned or controlled by any of the Persons described in clauses (a), (b) or (c) of this definition.

                  "Funds From Operations" means the Borrower's net income
         (loss), excluding gains (losses) from restructuring of indebtedness and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures as hereafter provided. Notwithstanding contrary treatment under GAAP, for purposes hereof, "Funds From Operations" shall include, and be adjusted to take into account, the Borrower's interests in unconsolidated partnerships and joint ventures, on the same basis as consolidated partnerships and subsidiaries, as provided in the "white paper" issued in March 1995 by the National Association of Real Estate Investment Trusts, a copy of which is attached hereto as Schedule 5.16.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
         Section 1.02.

                  "Government" means the federal government of the United States of America or any agency thereof.

                  "Governmental Authority" means any federal, state. local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Group" or "Group of Loans" means at any time a group of Loans consisting of (a) all Base Rate Loans at such time or (b) all Eurodollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Sections 8.02 or 8.04, such Loan shall be included in the same Group or Groups of Loans from time to time as if it had not been so converted or made as a Base Rate Loan.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsement for collection or deposit in the ordinary course of business.

                  "Guarantor" means any party that may give a guaranty of the loans and obligations hereunder in substantially the form of Schedule
         5.26 or other form reasonably satisfactory to the Agent and the Majority Banks, in each case as amended, supplemented or otherwise modified from time to time.

                  "Guaranties" means those guaranty agreements, if any, given in respect of the loans and obligations owing under this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Hazardous Substance" means any toxic or hazardous substance, including petroleum and its derivatives presently regulated under the Environmental Laws.

                  "Intangible Assets" shall mean, as of the date of any determination thereof, the total amount of all assets of the Borrower and its Subsidiaries consisting of goodwill patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and prepaid taxes), the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

                  "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Markets, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

                  "Interest Period" means, with respect to each Eurodollar Loan, a period commencing on the date of Borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending, one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice; provided that:

                           (i) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                           (ii) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                           (iii) no Interest Period shall extend beyond the Termination Date.

                  "Interest Rate Protection Agreement" means interest rate swap agreement or interest rate future, option, cap, collar or other hedging arrangements.

                  "Investment" means any investment in any Person, whether by means of share purchase, capital contribution (including, without limitation, subordinated debt), loan, time deposit, warrant, option or otherwise.

                  "Investment Policy" means the Borrower's investment policy currently in effect as of the date hereof and as previously disclosed in writing to the Banks, and as amended from time to time by Borrower with the approval of Majority Banks, which approval shall not be unreasonably delayed, it being agreed and understood that in the event Agent does not notify in writing within ten (10) days following the date of Agent's receipt of Borrower's request for approval of an amendment to the Investment Policy that the Majority Banks have disapproved the requested amendment, the Majority Banks shall be deemed to have approved the amended investment Policy.

                  "Issuing Bank" means Bank of America.

                  "Issuing Bank Fees" shall have the meaning assigned to such term in Section 2.15(c)(ii).

                  "Letter of Credit" means the Existing Letters of Credit and any letter of credit issued by the Issuing Bank for the account of the Borrower in accordance with the terms of Section 2.01(b).

                  "Letter of Credit Fee" shall have the meaning given such term in Section 2.15(c)(i).

                  "Liens" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Credit Agreement, the Borrower or any Subsidiary of the Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sales agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" or "Loans" means the Revolving Loans and/or Swingline Loans or a Eurodollar Loan and/or Base Rate Loan, as appropriate.

                  "LOC Commitment" means the commitment of the Issuing Bank to issue, and to honor payment obligations under, Letters of Credit hereunder and with respect to each Bank, the commitment of each Bank to purchase participation interests in the Letters of Credit up to such Bank's LOC Committed Amount as specified in Schedule 2.01(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

                  "LOC Committed Amount" means, collectively, the aggregate amount of all of the LOC Commitments of the Banks to issue and participate in Letters of Credit as referenced in Section 2.01(b) and, individually, the amount of each Bank's LOC Commitment as specified in
         Schedule 2.01(a).

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                  "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank but not theretofore reimbursed.

                  "Long-Term Debt" shall mean, at any time, any senior unsecured debt obligations outstanding at such time with a maturity more than one
         (1) year after the date of any determination hereunder.

                  "Majority Banks" means, at any time, Banks having more than seventy-five percent (75%) of the Revolving Commitments, or if the Revolving Commitments have been terminated, Banks having more than seventy-five percent (75%) of the aggregate principal amount of the Obligations outstanding (taking into account in each case Participation Interests or the obligation to participate therein); provided that the Commitments of, and the outstanding principal amount of Obligations (taking into account in each case Participation Interests or the obligation to participate therein) owing to, a Defaulting Bank shall be excluded for purposes hereof in making a determination of Majority Banks.

                  "Margin Stock" has the meaning assigned to such term in Regulation U (to the extent applicable).

                  "Material Adverse Effect" means a material adverse effect on
         (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform any material obligation under the Financing Documents, or (iii) the rights and remedies of the Agent and the Banks under the Financing Documents.

                  "Material Plan" means a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

                  "Material Subsidiary" means any Subsidiary of the Borrower with total assets (prior to giving effect to depreciation or amortization) in excess of $1,000,000.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five (5) year period.

                  "Note" or "Notes" means any of the Revolving Notes.

                  "Notice of Borrowing" has the meaning given to such term in
         Section 2.02(a).

                  "Notice of Interest Rate Election" has the meaning given to such term in Section 2.10(a).

                  "Obligations" means, collectively, the Revolving Loans, Swingline Loans and LOC Obligations.

                  "Parent" means, with respect to any Bank, any Person as to which such Bank is a Subsidiary.

                  "Participant" means a bank or other institution which assumes, in accordance with Section 9.06(b), a participating interest with respect to the Loans, the Notes and this Credit Agreement.

                  "Participation Interest" means the purchase by a Bank of a participation in LOC Obligations as provided in Section 2.06(b), in Swingline Loans as provided in Section 2.07(b), and in Revolving Loans as provided in Section 9.04.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan as defined in Subsection 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five (5) years been maintained or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Bank of America as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by Bank of America in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by Bank of America to any debtor).

                  "Quarterly Period" means a three month period ending on the last Business Day of each March, June, September and December.

                  "Quoted Rate" means, with respect to a Quoted Rate Swingline Loan, the fixed or floating percentage rate per annum, if any, offered by the Swingline Bank and accepted by the Borrower in accordance with the provisions hereof.

                  "Quoted Rate Swingline Loan" means a Swingline Loan bearing interest at the Quoted Rate.

                  "Ratings Services" shall have the meaning provided in the definition of "Applicable Percentage".

                  "REIT" means a real estate investment trust as defined in Sections 856-860 of the Internal Revenue Code of 1986, as amended and any successor provision.

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Release" has the meaning given to such term in Section 4.06(a) hereof.

                  "Revolving Commitment" means, with respect to each Bank, the commitment of such Bank to make Revolving Loans in an aggregate principal amount at any time outstanding of up to such Bank's Revolving Committed Amount.

                  "Revolving Commitment Percentage" means, for each Bank, a fraction (expressed as a decimal) the numerator of which is the Revolving Committed Amount of such Bank at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time. The initial Revolving Commitment Percentages are set out on
         Schedule 2.01(a).

                  "Revolving Committed Amount" means, collectively, the aggregate amount of all of the Revolving Commitments and, individually, the amount of each Bank's Revolving Commitment as specified in Schedule 2.01(a), as such amounts may be reduced from time to time in accordance with the provisions hereof.

                  "Revolving Banks" means Banks holding Revolving Commitments, as identified on Schedule 2.01(a) and their successors and assigns.

                  "Revolving Loans" shall have the meaning assigned to such term in Section 2.01(a).

                  "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Revolving Banks evidencing the Revolving Loans and Swingline Loans in substantially the form attached as Schedule 2.03(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "Securities Transaction" means any purchase or other acquisition (including any such transaction effected by way of partnership formation, upreit, merger, amalgamation or consolidation) by the Borrower or any of its Subsidiaries subsequent to the date hereof of any real estate asset or any entity which has as its principal assets, real estate, through which Borrower or any of its Subsidiaries issue consideration comprised principally of its respective stock or securities, including, without limitation, common stock, preferred stock, and hybrid securities.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Solvent" means, with respect to any person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Specified Affiliate" means any corporation, association or other business entity formed for the purpose of earning income not qualified as "rents from real property" under applicable provisions of the Code, in which the Borrower owns substantially all of the economic interest but less than 10% of the voting interests, and the remaining economic and voting interests are subject to restrictions requiring that ownership of such interests be held by officers, directors or employees of the Borrower.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at such time directly or indirectly owned by such Person.

                  "Subsidiary Guarantor" means any Subsidiary of the Borrower which is a Guarantor.

                  "Swingline Bank" means Bank of America.

                  "Swingline Commitment" means the commitment of the Swingline Bank to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount and the commitment of the Banks to purchase participation interests in the Swingline Loans up to their respective Revolving Commitment Percentage as provided in Section 2.07(b), as such amounts may be reduced from time to time in accordance with the provisions hereof.

                  "Swingline Committed Amount" means the amount of the Swingline Bank's Commitment as specified in Section 2.01(c).

                  "Swingline Loan" means a swingline revolving loan made by the Swingline Bank pursuant to the provisions of Section 2.01(c).

                  "Termination Date" means July 2, 2004, or such earlier date on which the Commitments shall terminate, whether by acceleration or otherwise.

                  "UCC" means, with respect to any jurisdiction, the Uniform Commercial Code as then in effect in that jurisdiction.

                  "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                  "Wholly Owned Consolidated Subsidiary" means, with respect to any Person, any Consolidated Subsidiary of such Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

         Section 1.02      Accounting Terms.

         Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements and certificates required to be delivered hereunder shall be prepared in accordance with GAAP in effect as of the Closing Date; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Borrower that the Majority Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Majority Banks.

         Section 1.03      Other Definitional Provisions.

         References to "Articles", "Sections" "subsections", "Schedules" and "Exhibits" shall be to Articles, Sections, subsections, Schedules and Exhibits, respectively, of this Credit Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 or referred to in Section 1.02 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Credit Agreement, the word "including" means "including without limitation" and the word "includes" means "includes without limitation." Terms defined in this Credit Agreement and used, but not otherwise defined in the Exhibits and Schedules, shall have the meaning ascribed to such terms in this Credit Agreement.

                                   ARTICLE II
                                    THE LOANS

         Section 2.01      Commitments.

                  (a) Revolving Commitments. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Bank severally agrees to make revolving loans (the "Revolving Loans") to the Borrower in the amount of such Bank's Revolving Commitment Percentage of such Revolving Loans for the purposes hereinafter set forth; provided that (i) with regard to the Revolving Banks collectively, the aggregate principal amount of Obligations at any time shall not exceed the Aggregate Revolving Committed Amount and (ii) with regard to each Revolving Bank individually, such Revolving Bank's Revolving Commitment Percentage of Obligations at any time shall not exceed such Revolving Bank's Revolving Committed Amount. Revolving Loans shall be made by the Revolving Banks ratably in accordance with their respective Revolving Commitment Percentages. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. Revolving Loans consisting of (A) Eurodollar Loans shall be in the minimum aggregate principal amount of One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof, and (B) Base Rate Loans shall be in the minimum aggregate principal amount of

         Five Hundred Thousand Dollars ($500,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof. Notwithstanding anything contained herein to the contrary, the Borrower shall be limited to a maximum number of twenty (20) Eurodollar Loans outstanding at any time.

                  (b) Letter of Credit Commitment. During the Commitment Period, subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Issuing Bank may reasonably require, the Issuing Bank shall issue, and the Banks shall participate severally in, such Letters of Credit as the Borrower may request, in form acceptable to the Issuing Bank, for the purposes hereinafter set forth; provided that (i) the aggregate amount of LOC Obligations shall not exceed TEN MILLION DOLLARS ($10,000,000) at any time (the "LOC Committed Amount"), (ii) with regard to the Revolving Banks collectively, the aggregate principal amount of Obligations at any time shall not exceed the Aggregate Revolving Committed Amount and (iii) with regard to each Revolving Bank individually, such Revolving Bank's Revolving Commitment Percentage of Obligations at any time shall not exceed such Revolving Bank's Revolving Committed Amount. Letters of Credit issued hereunder shall have an expiry date not more than one year from the date of issuance or extension, and may not extend beyond the Termination Date.

                  (c) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Bank agrees to make certain revolving loans (the "Swingline Loans") to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans shall not exceed FIVE MILLION DOLLARS ($5,000,000) (the "Swingline Committed Amount"), (ii) with regard to the Revolving Banks collectively, the aggregate principal amount of Obligations at any time shall not exceed the Aggregate Revolving Committed Amount and (iii) with regard to each Revolving Bank individually, such Revolving Bank's Revolving Commitment Percentage of Obligations at any time shall not exceed such Revolving Bank's Revolving Committed Amount. Swingline Loans may consist of Base Rate Loans or Quoted Rate Swingline Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. Swingline Loans shall be in a minimum principal amount of One Hundred Thousand Dollars ($100,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof.

                  (d) Increase in Revolving Commitments. Subject to the terms and conditions set forth herein, upon thirty (30) days advance written notice to the Agent, the Borrower shall have the right, at any time and from time to time during the Commitment Period, to increase the Revolving Commitments by up to FIFTY MILLION DOLLARS ($50,000,000) in the aggregate (to an Aggregate Revolving Committed Amount of up to TWO HUNDRED MILLION DOLLARS ($200,000,000); provided that (i) any such increase shall be in a minimum principal amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof (or the remaining amount, if less), (ii) if any Revolving Loans are outstanding at the time of any such increase, the Borrower shall make such payments and adjustments on the Revolving Loans (including payment of any break-funding amount owing under Section 2.12) as necessary to give effect to the revised commitment percentages and commitment amounts of the Banks and (iii) the conditions to Extensions of Credit in Section
         3.02 shall be true and correct. An increase in the Aggregate Revolving Committed Amount hereunder shall be subject to satisfaction of the following: (A) the amount of such increase shall be offered first to the existing Banks, and in the event the additional commitments which existing Banks are willing to take shall exceed the amount requested by the Borrower, then in proportion to the commitments of such existing Banks willing to take additional commitments, and (B) if the amount of the additional commitments requested by the Borrower shall exceed the additional commitments which the existing Banks are willing to take, then the Borrower may invite other commercial banks and financial institutions reasonably acceptable to the Agent to join this Credit Agreement as Banks hereunder for the portion of commitments not taken by existing Banks, provided that such other commercial banks and financial institutions shall enter into a Bank Joinder Agreement in the form attached hereto as Schedule 2.01(d), and provide such other documentation to give effect thereto as the Agent and the Borrower may reasonably request. In connection with any increase in the Revolving Commitments pursuant to this Section, Schedule 2.01(a) shall be revised to reflect the modified commitment percentages and commitments of the Banks.

         Section 2.02      Method of Borrowing.

                  (a) The Borrower shall give the Agent and each Bank notice in substantially the form of Schedule 2.02 (a "Notice of Borrowing") not later than (i) 11:00 A.M. (Charlotte, North Carolina time) on the Business Day before the date of each Base Rate Borrowing and (ii) 11:00 A.M. (Charlotte, North Carolina time) on the third (3rd) Eurodollar Business Day before each Eurodollar Borrowing, specifying:

                           (i)      the amount of the proposed Borrowing;

                           (ii) the date of such Borrowing, which shall be a Business Day in the case of a Base Rate Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

                           (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Eurodollar Loans, or a combination thereof, and

                           (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Banks ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                  (c) Not later than (i) 2:00 P.M., (Charlotte, North Carolina time) on the date of each Base Rate Borrowing, and (ii) 11:00 A.M. (Charlotte, North Carolina time) on the date of each Eurodollar Borrowing, each Bank shall make available its ratable share of such Borrowing, in federal or other funds immediately available in Charlotte, North Carolina, to the Agent at its address specified in or pursuant to Section 9.01. Unless any applicable condition specified in
         Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at an account of the Borrower with the Agent immediately after being made available to the Agent at the Agent's aforesaid address in immediately available funds.

         Section 2.03      Notes.

                  (a) The Revolving Loans and Swingline Loans shall be evidenced by a duly executed Revolving Note in favor of each Bank.

                  (b) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Agent shall forward such Note to such Bank via overnight courier service. Each Bank shall record on its Note the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under such Note. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         Section 2.04      Scheduled Termination of Commitments; Maturity of
Loans.

                  (a) The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) and all accrued fees and other amounts payable hereunder (including all amounts payable under Section 2.12) shall be due and payable in full on such date. Each repayment pursuant to this Section 2.04(a) shall be made together with accrued interest to the date of payment, and shall be applied ratably to payment of the Loans of the several Banks in accordance with their respective Revolving Commitment Percentages.

                  (b) Within the foregoing limits of this Section 2.04, each required payment or prepayment shall be applied to the outstanding Group or Groups of Loans as the Borrower may designate to the Agent not less than five (5) Business Days or five (5) Eurodollar Business Days, as the case may be, prior to the date required for such payment or prepayment or failing such designation by the Borrower, as the Agent may specify by notice to the Borrower and the Banks.

         Section 2.05      Interest Rates.

                  (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate equal to the Base Rate for such day plus the Applicable Percentage. Such interest shall be payable quarterly in arrears on the last day of each Quarterly Period and on each date a Base Rate Loan is converted to a Eurodollar Loan. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2.00% plus the rate otherwise applicable to Base Rate Loans for such day.

                  (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate equal to the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Percentage. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of or interest on any Eurodollar Loan shall bear interest, payable on demand for each day until paid at a rate per annum equal to the sum of 2.00% plus (i) for each day during any Interest Period applicable to such Eurodollar Loan, the rate applicable to such Eurodollar Loan for such day, and (ii) for each day after the end of such Interest Period, the sum of 2.00% plus the rate applicable to Base Rate Loans for such day.

                  (c) Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate equal to the Base Rate plus Applicable Percentage, or the Quoted Rate, as applicable. Such interest shall be payable quarterly on the last day of each Quarterly Period in the case of Base Rate Loans, and on the last day of each Interest Period, or if the Interest Period is longer than three (3) months, at intervals of three (3) months after the first day thereof, in the case of Quoted Rate Swingline Loans. Any overdue principal of or interest on any Swingline Loans shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2.00% plus the rate otherwise applicable to such Swingline Loans for such day (or if no rate is otherwise applicable for such day, the Base Rate).

         (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by facsimile, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (e) The Eurodollar Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section 2.05. If the Eurodollar Reference Bank does not provide a timely quotation, the provisions of
Section 8.01 shall apply.

Section 2.06      Letters of Credit.

         (a) Notice and Reports. Except for those Letters of Credit described on Schedule 2.06(a) which shall be issued on the Closing Date, the request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Bank at least three (3) Business Days prior to the requested date of issuance (or such shorter period as may be agreed by the Issuing Bank). A form of Notice of Request for Letter of Credit is attached as
Schedule 2.06(b)-2. The Issuing Bank will provide copies of the Letters of Credit to the Agent and the Banks quarterly and more frequently upon request.

         (b) Participation. Each Bank, with respect to the Existing Letters of Credit, hereby purchases a participation interest in such Existing Letters of Credit, and with respect to Letters of Credit issued on or after the Closing Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the applicable Issuing Bank in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely and unconditionally assume, and be obligated to pay to the Issuing Bank therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit, each such Bank shall pay to the Issuing Bank its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Bank of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank under any Letter of Credit, together with interest as hereinafter provided. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that each Bank which holds a participation in a Letter of Credit may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         (c) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Bank will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Bank that the Borrower intends to otherwise reimburse the Issuing Bank for such drawing, the Borrower shall be deemed to have requested that the Banks make a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Bank on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest payable on demand at a per annum rate equal to the Base Rate plus the sum of (i) the Applicable Percentage and (ii) two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Bank, the Agent, the Banks, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Bank will promptly notify the other Banks of the amount of any unreimbursed drawing and each Bank shall promptly pay to the Agent for the account of the Issuing Bank in Dollars and in immediately available funds, the amount of such Bank's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Bank from the Issuing Bank if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Bank does not pay such amount to the Issuing Bank in full upon such request, such Bank shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Bank pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Bank is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Bank's obligation to make such payment to the Issuing Bank, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Bank to the Issuing Bank, such Bank shall, automatically and without any further action on the part of the Issuing Bank or such Bank, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Bank) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

         (d) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Banks that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.02(a) with respect thereto) shall be immediately made to the Borrower by all Banks (notwithstanding any termination of the Commitments pursuant to Section 6.01) pro rata based on the respective Revolving Commitment Percentages of the Banks (determined before giving effect to any termination of the Commitments pursuant to Section 6.01) and the proceeds thereof shall be paid directly to the Issuing Bank for application to the respective LOC Obligations. Each such Bank hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 3.02 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the

Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Bank such participation in the outstanding LOC Obligations as shall be necessary to cause each such Bank to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Banks (determined before giving effect to any termination of the Commitments pursuant to Section 6.01)), provided that in the event such payment is not made on the day of drawing, such Bank shall pay in addition to the Issuing Bank interest on the amount of its unfunded Participation Interest at a rate equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate, and thereafter at the Base Rate.

         (e) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (f) Uniform Customs and Practices. The Issuing Bank may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

         (g)      Indemnification; Nature of Issuing Bank's Duties.

                  (i)      In addition to its other obligations under this
         Section 2.06, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (ii) As between the Borrower and the Issuing Bank, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Bank shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any acts by Governmental Authorities. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers hereunder.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all acts by Governmental Authorities. The Issuing Bank shall not, in any way, be liable for any failure by the Issuing Bank or anyone else to pay any drawing under any Letter of Credit as a result of any acts by Governmental Authorities or any other cause beyond the control of the Issuing Bank.

                  (iv) Nothing in this subsection (g) is intended to limit the reimbursement obligations of the Borrower contained in subsection
         (c) above. The obligations of the Borrower under this subsection (g) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Bank to enforce any right, power or benefit under this Credit Agreement.

                  (v) Notwithstanding anything to the contrary contained in this subsection (g), the Borrower shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank (A) arising solely out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (B) caused by the Issuing Bank's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

                  (vi) The rights and benefits of this subsection (g) shall also extend to Banks which hold participations in Letters of Credit hereunder.

         (h) Responsibility of Issuing Bank. It is expressly understood and agreed that the obligations of the Issuing Bank hereunder to the Banks are only those expressly set forth in this Credit Agreement and that the Issuing Bank shall be entitled to assume that the conditions precedent set forth in Section
3.02 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.06 shall be deemed to prejudice the right of any Bank to recover from the Issuing Bank any amounts made available by such Bank to the Issuing Bank pursuant to this Section 2.06 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Bank.

         (i) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

Section 2.07      Swingline Loan Advances.

         (a) Notices; Disbursement. Whenever the Borrower desires a Swingline Loan advance hereunder it shall give written notice (or telephonic notice promptly confirmed in writing) to the Swingline Bank not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify
(A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of and Interest Period for the Swingline Loan advance requested. Each Swingline Loan shall have such maturity date as the Swingline Bank and the Borrower shall agree upon receipt by the Swingline Bank of any such notice from the Borrower. The Swingline Bank shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

         (b) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Bank and the Borrower with respect to such Loan, but not in any event more than 10 days from the date of the Swingline Loan advance, or (B) the Termination Date. The Swingline Bank may, at any time, in its sole discretion, by written notice to the Borrower and the Banks, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans (or, with the requisite notice, Eurodollar Loans) in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in
Section 6.01 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 6.01. Each Bank hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances otherwise required hereunder, (ii) whether any conditions specified in Section 3.02 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder,
(v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that a Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Bank hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Bank to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 6.01), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective Participation Interest is requested to be purchased and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Swingline Bank, to the extent not paid to the Swingline Bank by the Borrower in accordance with the terms hereof, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Rate.

Section 2.08      Optional Termination or Reduction of Revolving Commitments.

         The Borrower may at any time, upon at least three (3) Business Days' written notice to the Agent, terminate the Revolving Commitments in whole or reduce the Revolving Commitments in part up to the amount by which the Revolving Commitments exceed the aggregate principal amount of the Revolving Loans; provided, however, any such partial reduction shall be in a minimum amount of $5,000,000 (or such lesser aggregate amount of the Revolving Commitments as may then be in effect) or any larger multiple of $1,000,000, provided further, any such reduction shall be made ratably among the Banks.

         Section 2.09      Prepayments.

                  (a)      Optional Prepayments.

                           (i) The Borrower may, upon written notice delivered to the Agent not later than 2:00 P.M. (Charlotte, North Carolina time) on the first Business Day prior to the date of such prepayment, prepay a Group of Base Rate Loans in whole at any time, or from time to time in part in amounts aggregating $500,000 or any larger multiple of $100,000 by paying (in Dollars) the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Group.

                           (ii) The Borrower may, upon at least three (3) Eurodollar Business Days' notice to the Agent, prepay a Group of Eurodollar Loans in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $100,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, as designated by Borrower pursuant to Section 2.04(b); provided that the Borrower shall reimburse each Bank for any loss or expense incurred by it as a result of any such prepayment in accordance with Section 2.12. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

                           (iii) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                  (b) Mandatory Prepayments. If at any time (i) the aggregate Obligations shall exceed the Aggregate Revolving Commitments,
         (ii) the aggregate LOC Obligations shall exceed the aggregate LOC Committed Amount, or (iii) the Swingline Loans shall exceed the Swingline Committed Amount, then the Borrower shall make prompt payment on the Loans or after payment of the Loans in full, provide cash collateral in respect of the LOC Obligations, in an amount sufficient to eliminate the deficiency.

         Section 2.10      Method of Electing Interest Rates.

                  (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article
         VIII), as follows:

                           (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Eurodollar Loans as of any Eurodollar Business Day; and

                           (ii) if such Loans are Eurodollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Eurodollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans;

         provided, that the Borrower may not elect to continue any Eurodollar Loan or convert any Loan into a Eurodollar Loan after the occurrence and during the continuation of a Default. Each such election shall be made by delivering a notice in substantially the form of Schedule 2.10 (a "Notice of Interest Rate Election") to the Agent no later than 11:00 A.M. (Charlotte, North Carolina time) (x) if the relevant Loans are to be converted to Base Rate Loans, the second Business Day before such conversion or continuation is to be effective and (y) if the relevant Loans are to be converted to Eurodollar Loans or continued as Eurodollar Loans for an additional Interest Period, the third Eurodollar Business Day before such conversion or continuation is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $500,000 and no more than one of such portions is other than a multiple of $100,000.

         (b)      Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with subsection (a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Eurodollar Loans, the duration of the initial Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Eurodollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period. No more than twenty (20) Groups of Loans shall be outstanding at any one time.

         (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to Section 2.10(a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Eurodollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

Section 2.11      General Provisions as to Payments.

         (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without setoff, deduction, counterclaim or withholding of any kind, not later than 3:00 p.m. (Charlotte, North Carolina time) on the date when due, in federal or other funds immediately available in Charlotte, North Carolina, to the Agent at its address referred to in Section 9.01 and any of such payments received after 3:00 p.m. on the required due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day. Any such payment with respect to a Loan shall be made in Dollars. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the

Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Eurodollar Loans shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurodollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Borrower or any Bank has notified the Agent, prior to the date any payment to be made by it is due, that it does not intend to remit such payment, the Agent may, in its discretion, assume that the Borrower or such Bank, as the case may be, has timely remitted such payment and may, in its discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to the Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Bank shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at the Federal Funds Rate; and

                  (ii) if any Bank failed to make such payment, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent promptly shall notify the Borrower, and the Borrower shall pay such corresponding amount to the Agent. The Agent also shall be entitled to recover from such Bank interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment or to prejudice any rights that the Agent or Borrower may have against any Bank as a result of any default by such Bank hereunder.

         Section 2.12      Funding Losses.

         If the Borrower makes any payments of principal with respect to any Eurodollar Loan or any Eurodollar Loan is converted to another type of Loan (pursuant to Articles II, VI, VIII, or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow or prepay any Eurodollar Loans after notice has been given to any Bank in accordance with the terms hereof, the Borrower shall reimburse each applicable Bank on demand for any resulting reasonable out of pocket loss or expense incurred by it (or any existing Participant in the related Loan, provided that the amount collected by a Bank and its Participant shall not exceed the amount which the Bank would have been entitled to collect absent such participation), including (without limitation) any such loss incurred in obtaining, liquidating or employing deposits from third parties to fund or maintain such Loan or proposed Loan, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower (with a copy to the Agent) a certificate prior to requesting reimbursement setting forth in reasonable detail its calculation of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION 2.12 TO THE CONTRARY, THE TERM "LOSS" SHALL NOT INCLUDE AND BORROWER SHALL NOT BE

RESPONSIBLE FOR THE PAYMENT OF ANY LOST PROFITS (IN EXCESS OF THE AMOUNTS OTHERWISE PAYABLE BY BORROWER HEREUNDER AS A PART OF THE ADJUSTED EURODOLLAR
RATE) OR ANY CONSEQUENTIAL, SPECULATIVE, PUNITIVE OR OTHER DAMAGES.

         Section 2.13      Computation of Interest and Fees.

         All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         Section 2.14      Withholding Tax Exemption.

         At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly and properly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor form, in either case), certifying in either case that such Bank is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 (or any successor form, in either case) further undertakes to deliver to the Borrower and the Agent two
(2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deductions or withholding of United States federal income tax, in which case such Bank shall have appropriate amounts withheld pursuant to applicable law. Notwithstanding any provision contained in this Credit Agreement to the contrary, if the Borrower, on advice of counsel, reasonably believes that the Borrower should withhold an amount with respect to any Bank on account of any applicable Government requirement, the Borrower shall be entitled to withhold such sum in accordance with the applicable Government requirement.

         Section 2.15      Fees.

                  (a) Facility Fee. From and after the Closing Date, the Borrower agrees to pay the Agent for the ratable benefit of the Banks a commitment fee for each calendar quarter, prorated for partial quarters, in an amount equal to the Applicable Percentage multiplied by the average daily aggregate amount of the Revolving Commitments (the "Facility Fee"). The Facility Fee shall be payable quarterly in arrears on the last day of each Quarterly Period commencing with the first such date to occur after the Closing Date. The Agent shall distribute the Facility Fee to the Banks pro rata in accordance with the respective Revolving Commitments of the Banks.

                  (b) Upfront and Other Fees. The Borrower agrees to pay to the Agent for the benefit of the Banks the upfront and other fees provided in the Agent's Fee Letter.

                  (c)      Letter of Credit Fees.

                           (i) Letter of Credit Fee. In consideration of the LOC Commitment hereunder, the Borrower agrees to pay to the Agent for the ratable benefit of the Banks a fee (the "Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under Letters of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date.

                           (ii) Issuing Bank Fees. In addition to the Letter of Credit Fee, the Borrower agrees to pay to the Issuing Bank for its own account without sharing by the other Banks (A) a fronting and negotiation fee of one eighth of one percent (0.125%) per annum on the average daily maximum amount available to be drawn under Letters of Credit issued by it from the date of issuance to the date of expiration, and (B) customary charges of the Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Bank Fees").

                  (d) Agent's Fees. The Borrower agrees to pay the Agent such fees as may be agreed upon by the Agent and the Borrower from time to time.

                                   ARTICLE III
                                   CONDITIONS

         Section 3.01      Conditions to Initial Extensions of Credit.

         The obligation of the Banks to make initial Extensions of Credit hereunder is subject to the satisfaction of such of the following conditions in all material respects on or prior to the Closing Date as shall not have been expressly waived in accordance with Section 9.05:

                  (a) The Agent shall have received multiple counterparts hereof signed by each of the parties hereto;

                  (b) The Agent shall have received a duly executed Revolving Note for the account of each Bank, complying with Section 2.03;

                  (c) The Agent and each Bank shall have received legal opinions of counsel to the Borrower, in form and substance satisfactory to the Agent and the Banks;

                  (d) The Agent shall have received all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of each of the Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

                  (e) The Agent shall have received the applicable Notice of Borrowing relating to such Extension of Credit;

                  (f) No Default shall have occurred and be continuing immediately before the making of such Extension of Credit and no Default shall exist immediately thereafter;

                  (g) The representations and warranties of the Borrower made in or pursuant to the Financing Documents to which it is a party shall be true in all material respects as of the date of the making of such Extensions of Credit;

                  (h) The Extension of Credit will be extended in compliance with all applicable governmental laws and regulations (including without limitation Regulations U, T and X);

                  (i) The Agent shall have received a certificate of the Borrower, signed on behalf of Borrower by the Borrower's chief executive officer or chief financial officer, confirming to the knowledge of such officer that (i) no Default is continuing, (ii) the Borrower is Solvent, (iii) the guaranties given by the Borrower's Subsidiaries to guarantee the $70 million 2000 Private Placement Debt have been released, (iv) other than the subsidiary guaranties given in respect of the $90 million 1995 Private Placement Debt, no other Consolidated Funded Indebtedness shall be benefited by any Guarantee given by Subsidiaries of the Borrower, and all other conditions precedent to the initial borrowing hereunder have been satisfied in all material respects;

                  (j) The Agent shall have received evidence that the guaranties given by the Borrower's Subsidiaries to guarantee the Existing Credit Facility have been released;

                  (k) The Agent and the Banks shall have been paid all fees due and payable pursuant to Sections 2.15(b) and (d) hereof;

                  (l) No litigation shall be pending or to the knowledge of Borrower threatened against the Borrower, any Subsidiary or any Specified Affiliate which would be likely to have a Material Adverse Effect;

                  (m) The Agent and the Banks shall have received such financial information regarding the Borrower and its Subsidiaries as may be requested by, and in each case in form and substance satisfactory to, the Agent and the Banks; and

                  (n) There shall not have occurred or become known any material adverse change with respect to the condition (financial or otherwise), operations, business or assets of the Borrower and its Subsidiaries taken as a whole, since December 31, 2000.

                  The certificates and opinions referred to in this Section shall be dated not earlier than the date hereof and not later than the date of such initial Extensions of Credit.

         Section 3.02      Conditions to Extension of Credit.

         The obligation of any Bank to make any Extension of Credit hereunder subsequent to the initial Extension of Credit is subject to the satisfaction of such of the following conditions on or prior to the proposed date of the making of such Extension of Credit:

                  (a) The Agent shall receive the applicable Notice of Borrowing relating to such loan pursuant to Section 2.02(a) hereof;

                  (b) No Default shall have occurred and be continuing immediately before the making of such Extension of Credit and no Default shall exist immediately thereafter;

                  (c) The representations and warranties of the Borrower made in or pursuant to the Financing Documents shall be true in all material respects on and as of the date of such Extension of Credit; provided that the reaffirmation of the representations and warranties in respect of Schedule 4.07 (Subsidiaries and Affiliates), Schedule 4.12
         (Debt), Schedule 4.13 (Contingent Liabilities) and Schedule 4.14 (Investments) shall be as of the most recent fiscal quarter end;

                  (d) None of the Subsidiaries shall have given a Guarantee in respect of any other Debt (except to the extent expressly permitted under Section 5.26) unless such an equal and ratable Guarantee shall also have been given in respect of the loans and obligations hereunder in accordance with the provisions of Section 5.26; and

                  (e) Immediately following the making of such Loan the sum of the outstanding principal balance of the Obligations shall not exceed the Commitments.

         The making of such Extension of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the facts specified in clauses (b), (c), (d) and (e)of this Section.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         Section 4.01      Corporate Existence and Power.

         The Borrower and each of its Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect.

         Section 4.02      Corporate and Governmental Authorization; No
                           Contravention.

         The execution and delivery by the Borrower of the Financing Documents and the performance by the Borrower of its obligations thereunder are within the corporate power of the Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any such action or filing that has been taken and is in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Constitutional Documents of the Borrower or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower other than Liens created pursuant to the Financing Documents.

         Section 4.03      Binding Effect.

         The Financing Documents constitute valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their terms.

         Section 4.04      Litigation.

         Except as set forth on Schedule 4.04 attached hereto, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Material Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would materially adversely affect the business or the consolidated results of operations of the Borrower and its Material Subsidiaries (taken as a whole), or which in any manner draws into question the validity of any Financing Document.

         Section 4.05      Compliance with ERISA.

         Except as set forth on Schedule 4.05 attached hereto, each member of the ERISA Group has fulfilled its obligations in all material aspects under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Except as previously disclosed to the Banks in writing prior to the date hereof, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which in either event has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums or similar items under Section 4007 of ERISA.

         Section 4.06      Environmental Matters.

         Except as set forth on Schedule 4.06 hereto:

                  (a) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by the Borrower and to the knowledge of the Borrower, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity, (i) with respect to any alleged violation of any Environmental Laws in connection with the conduct of the Borrower and relating to a Hazardous Substance or (ii) with respect to any alleged failure to have any permit, certificate, license, approval, registration or authorization required in connection with the conduct of the Borrower relating to a Hazardous Substance or (iii) with respect to any generation, treatment, storage, recycling, transportation, disposal or release (including a release as defined in 42 U.S.C.
         Section 9601(22)) ("Release") of any Hazardous Substance used by the Borrower, which alleged violation, alleged failure to have any required permit, certificate, license, approval, or registration, or generation, treatment, storage, recycling, transportation, disposal or release, is reasonably likely to result in liability to the Borrower in excess of $1,000,000 in any instance or $5,000,000 in the aggregate.

                  (b) (i) To the Borrower's knowledge, there has been no Release of a Hazardous Substance at, on or under any property used by the Borrower or for which the Borrower or any of its Material Subsidiaries would be liable, which Release, is reasonably likely to result in liability to the Borrower in excess of $1,000,000 in any instance or $5,000,000 in the aggregate; (ii) to the Borrower's knowledge, neither the Borrower nor any of its Material Subsidiaries has, other than as a generator or in a manner not regulated or prohibited under the Environmental Laws, stored or treated any "hazardous waste" (as defined in 42 U.S.C. Section 6903(5)) on any property used by the Borrower or for which the Borrower or any of its Material Subsidiaries would be liable, except for such storage or treatment which is not reasonably likely to result in liability to the Borrower or any of its Material Subsidiaries in excess of $1,000,000 in any instance or $5,000,000 in the aggregate; and (iii) to the Borrower's knowledge no polychlorinated biphenyl ("PCB") in concentrations greater than 50 parts per million, friable asbestos, or underground storage tank (in use or abandoned) is at any property used by the

         Borrower or for which the Borrower or any of its Material Subsidiaries would be liable, except for such PCBs, friable asbestos or underground storage tanks that are not reasonably likely to result in liability to the Borrower or any of its Material Subsidiaries in excess of $1,000,000 in any instance or $5,000,000 in the aggregate.

                  (c) To the knowledge of the Borrower, neither the Borrower nor any of its Material Subsidiaries has transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), on the Comprehensive Environmental Response, Compensation and Liability Information System, as amended ("CERCLIS"), or on any similar state list or which is the subject of any federal state or local enforcement action or other investigation which may lead to claims for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA, that are reasonably likely to result in liability to the Borrower or any of its Material Subsidiaries in excess of $1,000,000 in any instance or $5,000,000 in the aggregate.

                  (d) No written notification of a Release of a Hazardous Substance has been filed by or on behalf of the Borrower or any of its Material Subsidiaries, which individually or in combination with other such Releases, is reasonably likely to result in liability for the Borrower or any of its Material Subsidiaries in excess of $1,000,000 in any instance or $5,000,000 in the aggregate.

                  (e) There have been no environmental audits or similar investigations conducted by or which are in the possession of the Borrower or any of its Material Subsidiaries in relation to any property used by the Borrower or for which the Borrower or any of its Material Subsidiaries would be liable, which identify one or more environmental liabilities of the Borrower or any of its Material Subsidiaries which are reasonably likely to exceed $1,000,000 in any instance or $5,000,000 in the aggregate.

         Section 4.07      Material Subsidiaries.

         Set forth on Schedule 4.07 hereto is a complete and accurate list of all of the Material Subsidiaries of the Borrower, showing as to each such Material Subsidiary the jurisdiction of its organization, the number of shares of each class of capital stock or other equity interests outstanding and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower or any other Material Subsidiary of the Borrower and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase, and similar rights. All of the outstanding capital stock or other equity interests of all of such Material Subsidiaries identified in such Schedule 4.07 as being owned by the Borrower or any of its Material Subsidiaries has been validly issued, is fully paid and nonassessable and is owned directly or indirectly by the Borrower or any of its Material Subsidiaries, as the case may be, free and clear of all Liens other than a Lien described in and permitted by Section 5.07 hereof. The Borrower may provide periodic updates of the information in Schedule 4.07, which shall be deemed modified to include the updated information.

         Section 4.08      Not an Investment Company.

         Neither the Borrower nor any of its Material Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.09      Margin Stock.

         No proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulations U, T or X.

         Section 4.10      Compliance With Laws.

         Except as set forth on Schedule 4.10 attached hereto and made a part hereof or as previously disclosed in writing to the Banks prior to the date hereof, the Borrower and each of its Material Subsidiaries is in compliance in all material respects with all applicable laws, rules and regulations (including, without limitation, environmental laws, rules and regulations), and is not in violation of, or in default under, any term or provision of any charter, bylaw, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ or injunction applicable to it, except for any such non-compliance, violation, default or failure to comply which would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Material Subsidiaries, taken as a whole, or on the ability of the Borrower and its Material Subsidiaries, taken as a whole, to perform its obligations under the Financing Documents.

         Section 4.11      Absence of Liens.

         There are no liens of any nature whatsoever on any properties or assets of the Borrower or any of its Material Subsidiaries, except as otherwise permitted under Section 5.07 hereof.

         Section 4.12      Debt.

         Other than as set forth on Schedule 4.12 hereto, there is no material Debt of the Borrower and its Material Subsidiaries outstanding as of the date hereof. The Borrower may provide periodic updates of the information in Schedule 4.12, which shall be deemed modified to include the updated information.

         Section 4.13      Contingent Liabilities.

         As of the Closing Date, other than as set on Schedule 4.13 there are no material contingent liabilities (other than contingent liabilities that constitute Debt and material contingent liabilities arising out of customary indemnifications given by the Borrower or its Material Subsidiaries to its officers and directors, its underwriters or its lenders) of the Borrower or its Material Subsidiaries as of the date hereof. The Borrower may provide periodic updates of the information in Schedule 4.13, which shall be deemed modified to include the updated information.

         Section 4.14      Investments.

         Set forth on Schedule 4.14 is a complete and accurate list, in all material respects, as of the date hereof of all investments by the Borrower or any of its Material Subsidiaries in any Person, other than investments by the Borrower or any of its Material Subsidiaries in a Material Subsidiary or Specified Affiliate. The Borrower may provide periodic updates of the information in Schedule 4.14, which shall be deemed modified to include the updated information.

         Section 4.15      Solvency.

         The Borrower is Solvent after giving effect to the transactions contemplated by the Financing Documents.

         Section 4.16      Taxes.

         The Borrower and its Material Subsidiaries have filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and have paid all other taxes, fees, assessments and other governmental charges owing by them, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. The Borrower is not aware of any proposed material tax assessments against it or any of its Material Subsidiaries.

         Section 4.17      REIT Status.

         The Borrower is taxed as a "real estate investment trust" within the meaning of Section 856 (a) of the Code.

         Section 4.18      Specified Affiliates.

         Except as set forth on Schedule 4.07, there are no Specified Affiliates as of the date hereof.

         Section 4.19      Financial Condition.

         Each of the financial statements described below (copies of which have been provided to the Agent and the Banks), have been prepared in accordance with GAAP throughout the periods covered thereby, present fairly in all material respects the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments:

                  (i) annual audited consolidated balance sheet of the Borrower and its consolidated subsidiaries dated as of December 31, 2000, together with related statements of income and cash flows certified by Ernst & Young, certified public accountants; and

                  (ii) interim company-prepared consolidated balance sheet of the Borrower and its consolidated subsidiaries dated as of March 31, 2001, together with related company-prepared statements of income and cash flows.

         Section 4.20      No Material Adverse Effect.

         Since the date of the annual audited financial statements referenced in
Section 4.19, there has been no circumstance, development or event relating to or affecting the Borrower and its Material Subsidiaries which has had or is reasonably likely to have a Material Adverse Effect.

                                    ARTICLE V
                                    COVENANTS

         The Borrower hereby covenants and agrees that until the Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated, the Borrower shall, and shall cause its Subsidiaries to, perform and comply with the following covenants:

Section 5.01      Information.

The Borrower will deliver to Agent and the Banks:

         (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and consolidated statement of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and, with respect to such financial information for the Borrower, such consolidated statements shall be audited statements by Ernst & Young or other independent public accountants of nationally recognized standing and containing an opinion of such accountants, which opinion shall be without exception, qualification or limitation on scope of audit;

         (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income and consolidated statement of cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Borrower;

         (c) simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) of this Section, a certificate of Borrower, signed on behalf of Borrower by the chief financial officer of the Borrower (i) stating whether, to such officer's knowledge, there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto, (ii) stating whether, since the date of the most recent financial statements previously delivered pursuant to subsection (a) or
(b) of this Section, there has been a change in the GAAP applied in preparing the financial statements then being delivered from those applied in preparing the most recent audited financial statements so delivered which is material to the financial statements then being delivered, (iii) stating how much of the outstanding principal balance of the Loans as of the end of the applicable fiscal quarter has been used for the general corporate purposes of the Borrower and its Subsidiaries, (iv) furnishing calculations demonstrating the compliance by the Borrower of the covenants contained in Sections 5.18, 5.19, 5.20, 5.21 and 5.22 hereof, and (v) attaching management's summary of the results contained in such financial statements;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement (addressed to the Agent for the benefit of the Banks) of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

         (e) promptly, and in any event within five (5) Business Days after any officer obtains knowledge thereof, written notice to the Agent of any change by a Ratings Service in its rating for the Borrower's senior unsecured (non-credit enhanced) long term debt;

         (f) within five (5) Business Days after any officer obtains knowledge of any Default, if such Default is then continuing, a certificate of Borrower, signed on behalf of Borrower by the chief financial officer of the Borrower, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

         (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is not Solvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of its intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) except as previously disclosed to the Banks in writing prior to the date hereof, fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code, a certificate of Borrower, signed on behalf of Borrower by the chief financial officer, the chief accounting officer or the treasurer of the Borrower, setting forth details as to such occurrence and the action, if any, which the Borrower or any applicable member of the ERISA Group is required or proposes;

         (j) as soon as possible after any officer of the Borrower obtains knowledge of the commencement of, or of a material threat of the commencement of, an action, suit or proceeding against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would after the application of applicable insurance materially and adversely affect the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, in each case considered as a whole, or which in any manner questions the validity of any Financing Document, a written report informing the Banks in reasonable detail of the nature of such pending or threatened action, suit or proceeding;

         (k)      to the extent the information provided by the Borrower on
Schedule 4.07 (Subsidiaries and Affiliates), Schedule 4.12 (Debt), Schedule 4.13 (Contingent Liabilities) and Schedule 4.14 (Investments) changes following the Closing Date, the Borrower will provide the Agent with updated information not less frequently than quarterly, and such schedules shall be deemed modified to include the updated information as provided in Section 4; and

         (l) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries, as the Agent or any Bank may reasonably request.

         For purposes of the foregoing:

                  (i) during any period when GAAP or related auditing standards require that a Specified Affiliate of the Borrower be accounted for as a Subsidiary for purposes of the consolidated financial statements of the Borrower and its Subsidiaries, the term "Subsidiary" shall include a Specified Affiliate of the Borrower for purposes of paragraphs (a) and (b) above; and

                  (ii) during any period when GAAP or related auditing standards do not require that a Specified Affiliate of the Borrower be accounted for as a Subsidiary for purposes of the consolidated financial statements of the Borrower and its Subsidiaries, the terms "Subsidiary" shall not include a Specified Affiliate of the Borrower for purposes of paragraphs (a) and (b) above and, if the Borrower shall have any Specified Affiliates during any period covered by the financial statements delivered pursuant to paragraphs (a) or (b) above, the Borrower shall deliver (A) financial statements of the character specified in paragraphs (a) and (b) above for such Specified Affiliates within the time periods set forth in paragraphs (a) and (b) above, and
         (B) on a combined basis, financial statements of the character specified in paragraphs (a) and (b) above for the Borrower, its Subsidiaries and such Specified Affiliates accompanied by the opinions and certificates specified in paragraphs (b) and (c) above within the time periods set forth in paragraphs (a), (b) and (c) above.

         Section 5.02      Payment of Obligations.

         The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, or prior to expiration of applicable notice, grace and curative periods, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

         Section 5.03      Maintenance of Property; Insurance.

                  (a) The Borrower will keep, and will cause each of its Subsidiaries to keep, or will in the ordinary course of business cause the tenants of respective properties to keep, all property materially useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                  (b) The Borrower will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business, and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried. The insurance described in this Section 5.03 may be carried by the tenants under the respective tenant leases of such properties in lieu of by Borrower or its Subsidiaries so long as the Borrower or its respective Subsidiary is named as loss payee and additional insured with respect to such insurance.

         Section 5.04      Conduct of Business and Maintenance of Existence.

         Except as contemplated otherwise by the Investment Policy, the Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and each of its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect their respective corporate existences and, except for any such rights, privileges and franchises the failure to preserve which would not in the aggregate have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower or any Subsidiary to perform any of their respective obligations under any Financing Document, their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this
Section 5.04 shall prohibit (a) the merger of a Subsidiary of the Borrower into the Borrower or the merger or consolidation of any Subsidiary of the Borrower with or into another Person if the corporation surviving such consolidation or merger is a Wholly Owned Consolidated Subsidiary of the Borrower and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing and a responsible officer of the Borrower shall deliver to the Agent an officer's certificate representing that after giving effect to the transaction (i) the Borrower is in compliance with the terms of the Credit Agreement on a pro forma basis and (ii) no Event of Default shall then exist, or
(b) the termination of the corporate existence of any Subsidiary of the Borrower or the discontinuation of any line of business of the Borrower or any of its Subsidiaries if the Borrower in good faith determines that such termination is in the best interest of the Borrower or such Subsidiary, as the case may be, and is not materially disadvantageous to the Banks.

         Section 5.05      Compliance with Laws.

         The Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) the failure to comply with which would have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole, or their ability to perform any of their obligations under any Financing Document, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         Section 5.06      Inspection of Property, Books and Records.

         The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities; and, except to the extent prohibited by applicable law, rule, regulations or orders, will permit, and will cause each of its Subsidiaries to permit, representatives of any Bank at such Bank's expense (which expense shall not be subject to reimbursement by Borrower hereunder) to visit and inspect any of their respective properties (subject to the rights of tenants in possession thereof and to any limitations on the inspection rights of Borrower in connection therewith), to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, upon reasonable prior written notice to Borrower, all at such reasonable times and as often as may reasonably be desired.

         Section 5.07      Negative Pledge.

         The Borrower will not, nor will it permit any of its Subsidiaries to create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) mortgage Liens to the extent not prohibited, both before and after giving effect thereto, by the provisions of Sections
         5.21 (Consolidated Senior Secured Debt to Consolidated Total Capital Ratio), Section 5.22 (Consolidated Unencumbered Realty to Consolidated Unsecured Debt Ratio) and Section 5.23 (Consolidated Unencumbered Interest Coverage Ratio);

                  (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's, statutory banker's or other like Liens arising in the ordinary course of business and which are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings;

                  (c) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings and for which adequate reserves are taken in accordance with GAAP;

                  (d) Liens imposed by law on pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation which do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (e) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety bonds (other than in relation to judgments), performance bonds, reserves for capital improvements and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, zoning and similar restrictions and other encumbrances or title defects incurred, or leases or subleases granted to others which are in existence as of the date hereof, or if not in existence as of the date hereof, do not interfere with or adversely affect in any material respect the ordinary conduct of the business, or detract from the value of the property, of the Borrower or any of its Subsidiaries;

                  (g) Liens securing reimbursement obligations with respect to trade letters of credit issued in the ordinary course of business; provided that such Liens only attach to the assets being acquired with the proceeds of such letters of credit;

                  (h) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien, to the extent such Lien is permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

                  (i) Liens on properties securing security deposits of tenants, provided that the aggregate amount of such security deposits secured by such Liens shall not exceed 5% of Consolidated Total Capital at any time outstanding; and

                  (j) Liens securing Debt of any Subsidiary or Specified Affiliate owing to the Borrower.

         Section 5.08 Consolidations, Mergers and Sales and Transfer of Assets.

                  (a) The Borrower will not, nor will it permit any of its Subsidiaries to, consolidate or merge with or into any other Person except as permitted in accordance with Section 5.04.

                  (b) The Borrower will not, nor will it permit any of its Subsidiaries to, make any transfer or investment of assets or any Asset Sale without the prior written consent of the Majority Banks, except where, immediately after giving effect thereto, on a pro forma basis,
         (i)(A) Consolidated Unencumbered Realty (prior to giving effect to depreciation and amortization) held by the Borrower shall be not less than $250,000,000 and (B) Consolidated Unencumbered Realty (prior to giving effect to depreciation and amortization) held by the Borrower and its Consolidated Subsidiaries (including, for purposes hereof, in the case of non-

         Subsidiary joint ventures, the lesser of (i) the outstanding principal amount of first mortgage lien indebtedness owed to the Borrower and its Consolidated Subsidiaries by such non-Subsidiary joint venture, or (ii) the fair market value of the property that is the subject of such first mortgage lien) shall be not less than $800,000,000, and (iii) no Default or Event of Default shall exist. For any such transfer, investment, sale or disposition involving consideration in excess of $50,000,000, in each such instance, the Borrower shall deliver to the Agent an officer's certificate (A) representing that after giving effect to the transaction (i) the Borrower is in compliance with the terms of the Credit Agreement on a pro forma basis and (ii) no Default or Event of Default exists, and (B) describing the transaction in detail reasonably satisfactory to the Agent.

         Section 5.09      Creation of Subsidiaries.

         The Borrower will not, nor will it permit any of its Subsidiaries to, create any Subsidiary except for the creation of a wholly owned Subsidiary of the Borrower or a Specified Affiliate provided that (i) such Subsidiary or Specified Affiliate is organized under the laws of a jurisdiction within the United States of America and (ii) no Default exists immediately prior to or after the creation of such Subsidiary or Specified Affiliate.

         Section 5.10      Incurrence and Existence of Debt.

         The Borrower will not, and will not permit any of its Subsidiaries to, incur, assume or permit to exist any Debt, except:

                  (a) the loans and obligations owing under this Credit Agreement and the guaranty of the loans and obligations owing under this Credit Agreement;

                  (b) (i) indebtedness of the Borrower owing under the $90 million 1995 private placement note issue (but the maturity date thereof may not be extended beyond the original maturity date, nor may the payment terms be otherwise amended or modified) and guaranty obligations of the Subsidiaries of the Borrower in respect thereof (but, in the case of the guaranty obligations, only to the original maturity for the private placement and not to any extended maturity date), and (ii) indebtedness of the Borrower owing under the $70 million 2000 private placement note issue;

                  (c) additional publicly issued or privately placed Debt of the Borrower, provided that the final maturity thereof shall not be prior to the Termination Date hereunder;

                  (d) Debt of the Borrower and its Subsidiaries secured by mortgage liens, provided that such Debt shall be non-recourse to the Borrower and its Subsidiaries except to the extent of the property pledged to secure such Debt; and

                  (e) unsecured inter-company Debt of the Borrower and its Subsidiaries between and among themselves, provided that the aggregate amount of such inter-company Debt owing by Subsidiaries to the Borrower shall not exceed the amount of loans and investments by the Borrower permitted under Section 5.14;

provided, that in the case of indebtedness incurred under clauses (c) through
(e), immediately after giving effect to the incurrence or assumption thereof, the Borrower and its Subsidiaries shall be in compliance with the terms of this Credit Agreement, including the financial covenants hereunder.

         Section 5.11      Transactions with Affiliates.

         The Borrower will not and will not permit any Subsidiary to enter into directly or indirectly any material transaction or material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Borrower), except in the ordinary course and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         Section 5.12      Use of Proceeds.

         The Extensions of Credit hereunder will be used (i) to refinance existing indebtedness for borrowed money, (ii) to finance the acquisition of healthcare real estate properties by the Borrower and its Subsidiaries, and
(iii) to finance the general corporate purposes of the Borrower and its Subsidiaries.

         Section 5.13      Constitutional Documents.

         Subject to changes, including any dissolutions permitted pursuant to this Credit Agreement: (i) the Borrower will not, nor will it permit any of its Subsidiaries to, amend its Constitutional Documents in any manner which could materially adversely affect the rights of the Banks under the Financing Documents or their ability to enforce the same; and (ii) the Borrower will not amend its Constitutional Documents in a manner which would permit a single shareholder (as determined for purposes hereof pursuant to the attribution provisions of Section 544 of the Code as modified by Section 856 of the Code) to own more than thirty percent (30%) of the outstanding stock in Borrower.

         Section 5.14      Investments.

         The Borrower shall not make or permit to exist, nor shall it permit any of its Subsidiaries to make or permit to exist, any Investment except: (i) marketable direct obligations issued or unconditionally guaranteed by the Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one (1) year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (iii) commercial paper maturing no more than one (1) year from the date of creation thereof and, at the time of acquisition, having a rating in one of the two highest rating categories of S&P or Moody's, (iv) certificates of deposit, bankers acceptances or time deposits maturing within one (1) year from the date of acquisition thereof issued by any of the Banks, (v) certificates of deposit or bankers acceptances maturing within one (1) year from the date of acquisition thereof or time deposits maturing within thirty (30) days from the date of acquisition thereof issued by other commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having shareholders' equity of not less than $600,000,000, (vi) repurchase agreements with commercial banks or with securities dealers, in any case fully secured as to principal and interests by obligations described in clauses
(i)-(v) of this Section, (vii) Investments by the Borrower and its Subsidiaries existing as of the Closing Date, (viii) Investments by the Borrower and Subsidiary Guarantors in and to the Borrower and Subsidiary Guarantors, (ix) Investments by Subsidiaries of the Borrower that are not Guarantors in and to the Borrower and Subsidiary Guarantors, (x) Investments by the Borrower and Subsidiary Guarantors in and to Subsidiaries of the Borrower that are not Guarantors hereunder to the extent permitted under Section 5.08(b), and (xi) Investments in and to joint ventures or other non-Subsidiary enterprises in the same or closely related lines of business in an aggregate amount up to ten percent (10%) of the book value of consolidated assets of the Borrower and its Subsidiaries.


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

         Section 5.15      Capital Expenditures.

         The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any capital expenditures in an aggregate amount in excess of FIVE MILLION DOLLARS ($5,000,000) per fiscal year; provided, however (i) capital expenditures incurred to acquire, expand or improve facilities intended to be revenue producing shall not be deemed to be capital expenditures for purposes of the foregoing requirement, and (ii) capital expenditures required pursuant to any lease or other contract shall not be deemed to be capital expenditures for purposes of the foregoing requirement.

         Section 5.16 Repurchase, Retirement or Redemption of Capital Stock; Dividends.

                  (a) The Borrower will not, nor will it permit any of its Subsidiaries (other than its wholly owned Subsidiaries or the Specified Affiliates) to, repurchase, retire or redeem any of its capital stock; provided that the Borrower may redeem (i) its 6.55% Convertible Subordinated Debentures due 2002 and its 10.5% Convertible Subordinated Debentures due 2002 and (ii) its preferred stock with proceeds from the sale of its common stock.

                  (b) The Borrower will not pay dividends on any of its stock in any fiscal year in excess of ninety-five percent (95%) of Funds From Operations for such fiscal year; provided that (i) any wholly owned Subsidiary of the Borrower may pay dividends or make distributions to its parent company and (ii) the Borrower may pay such dividends as are necessary to maintain its status as a REIT.

                  (c) The Borrower will cause its Subsidiaries to dividend or otherwise transfer (not less frequently than quarterly) to it all excess cash on hand (except as provided in the cash management arrangements with the Borrower's special purpose entities) to be held in a common cash concentration and management account(s).

         Section 5.17 Ratio of Consolidated Funded Indebtedness to Consolidated Total Capital.

         The Borrower will not permit its ratio of Consolidated Funded Indebtedness to Consolidated Total Capital to exceed 0.40 to 1.0 as of the last day of each fiscal quarter.

         Section 5.18      Consolidated Tangible Net Worth.

         The Borrower shall maintain Consolidated Tangible Net Worth at all times of at least $800,000,000; provided, however, such amount shall be increased by an amount equal to (a) ninety-five percent (95%) of the net proceeds received by the Borrower on account of any additional equity offerings made subsequent to the Closing Date; and (b) without duplication for any amounts counted under the foregoing clause (a), ninety-five percent (95%) of the net proceeds received by the Borrower on account of any Securities Transaction completed subsequent to the Closing Date.

         Section 5.19      Consolidated Coverage Ratio.

         The Borrower will maintain a Consolidated Coverage Ratio as of the last day of each fiscal quarter (computed for the four (4) consecutive quarterly periods then ending) of no less than 2.5 to 1.0.

         Section 5.20 Consolidated Senior Secured Debt to Consolidated Total Capital Ratio.

         The ratio of Consolidated Senior Secured Debt to Consolidated Total Capital shall not at any time exceed 0.20 to 1.0.

         Section 5.21 Consolidated Unencumbered Realty to Consolidated Unsecured Debt Ratio.

         The ratio of Consolidated Unencumbered Realty to Consolidated Unsecured Debt shall not at any time be less than 2.1 to 1.0.

         Section 5.22      Consolidated Unencumbered Coverage Ratio.

         The Borrower shall maintain a Consolidated Unencumbered Coverage Ratio as of the last day of each fiscal quarter (computed for the four (4) consecutive quarterly periods then ending) of no less than 2.5 to 1.0.

         Section 5.23      Specified Affiliates.

         The Borrower will give the Agent prompt notice of any Subsidiary that to the Borrower's knowledge becomes a Specified Affiliate subsequent to the Closing Date.

         Section 5.24      REIT Status.

         The Borrower will meet the requirements of Section 857(a) of the Code and regulations thereunder.

         Section 5.25      Leases.

         The Borrower will not modify or amend any lease where the Borrower is the lessor thereunder if such modification or amendment would have a material adverse effect on the Borrower.

         Section 5.26      Favorable Treatment.

         The Borrower will not permit its Subsidiaries to give a Guarantee or pledge of collateral (other than in connection with non-recourse financing as permitted under Section 5.10(d) hereof) in respect of any other Debt (other than the guaranty in respect of the $90 million 1995 private placement note issue and then only to the extent that the maturity date of the guaranteed indebtedness is not extended beyond the original maturity date and the payment terms thereof are not otherwise amended or modified) unless such Subsidiary shall also give an equal and ratable Guarantee and pledge of collateral of the loans and obligations hereunder (in substantially the form attached as Schedule 5.26 or such other form as may be reasonably acceptable to the Agent and the Majority Banks) and become a Subsidiary Guarantor hereunder, without prejudice to any Event of Default that may arise under Section 5.06.

         Section 5.27      Construction and Development.

         The Borrower and its Subsidiaries will not engage in construction and development projects in which the total project costs of all such concurrent construction and development projects exceed, in the aggregate at any one time, ten percent (10%) of the book value of consolidated assets of the Borrower and its Subsidiaries (it being understood and agreed for purposes of this Section that a project shall be considered under construction and/or development until a certificate of occupancy therefor, or other similar certificate, shall have been issued by appropriate governmental authorities).

         Section 5.28      Limitation on Certain Agreements.

         The Borrower will not, nor will it permit its Subsidiaries to, enter into, assume or otherwise become subject to any agreement (i) restricting their ability to grant a lien on their property (except with


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

respect to those properties which are the subject of non-recourse financing permitted under Section 5.10(d) hereof), or (ii) restricting the ability of the Subsidiaries to give a guaranty of the loans and obligations hereunder.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         Section 6.01      Events of Default.

         The occurrence of any of the following events shall constitute an event of default hereunder (individually, an "Event of Default" and collectively the "Events of Default"):

                  (a) The Borrower shall fail to pay (i) when due any principal of any Loan or any reimbursement obligation owing on account of a drawing under a Letter of Credit or (ii) within five (5) days after the same shall become due, any interest on any Obligation or any fees or any other amount payable hereunder;

                  (b) Default in the due performance or observance of any term, covenant or agreement contained in Section 5.07 through 5.28, inclusive;

                  (c) The Borrower shall fail to observe or perform any covenant or agreement contained in any Financing Document (other than those covered by clause (a) or (b) above) for thirty (30) days after the earlier of a responsible officer of the Borrower becoming aware of such failure or written notice of such failure shall have been given to the Borrower by the Agent or any Bank;

                  (d) Any representation, warranty, certification or statement made or deemed made by the Borrower in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made (or deemed made) and such representation, warranty, certification or statement shall remain incorrect for thirty (30) days after the earlier of a responsible officer of the Borrower becoming aware of such failure or written notice of such failure shall have been given to the Borrower by the Agent or any Bank;

                  (e) The Borrower or any of its Material Subsidiaries shall fail to make any payment in respect of any Debt in an aggregate amount in excess of $5,000,000 when due or within any applicable grace period;

                  (f) Any event or condition shall occur which would cause or permit the acceleration of the maturity of any Debt of Borrower or any Material Subsidiary in an aggregate amount in excess of $5,000,000 or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (g) The Borrower or any Material Subsidiary of the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (h) An involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary of the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days; or an order for relief shall be entered against the Borrower or any Material Subsidiary of the Borrower under the federal bankruptcy laws as now or hereafter in effect;

                  (i) The Borrower or any Material Subsidiary of the Borrower shall admit in writing its inability to pay its debts as and when they fall due;

                  (j) Except as previously disclosed to the Banks in writing prior to the date hereof: any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate any Plan which is then a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan which is then a Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan which is then a Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation, that is, an obligation or series of obligations payable within twelve (12) months, in excess of $5,000,000;

                  (k) An uninsured, final, unappealable judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any of its Material Subsidiaries and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days;

                  (l) (i) The voting interests in any Specified Affiliate shall be held by a Person other than a director, officer or employee of the Borrower, (ii) the Borrower shall fail to own substantially all of the economic interest in any Specified Affiliate and the remainder of such economic interest shall be held by a Person other than directors, officers and/or employees or (iii) a Specified Affiliate shall engage in any of the actions or activities that are limited or restricted by
         Article 5 hereof;

                  (m) Except as to (i) the guaranties in respect of loans and obligations under the Existing Credit Facility to be released pursuant to Section 3.01(j) and (ii) any guaranty which is dissolved, released or merged or consolidated out of existence as the result of or in connection with a dissolution, merger or consolidation permitted by
         Section 5.04, any guaranty of the loans and obligations hereunder or any material provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or


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

                  (n)      the occurrence of a Change of Control;

         then, and in every such event, the Agent shall during the continuance of such Event of Default (i) if requested by the Majority Banks, by notice to the Borrower terminate the Commitments, (ii) if requested by the Majority Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable by the Borrower hereunder to be, and such Notes and amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) provide cash collateral in respect of the LOC Obligations, and (iv) take such other actions as are directed by the Majority Banks; provided that in the case of any Event of Acceleration, without any notice to the Borrower or any other act by the Agent or any Bank, the Commitments shall automatically terminate and the Notes (together with accrued interest thereon) shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and provided further that the Agent may terminate commitments, declare the Loans and Obligations hereunder immediately due and payable and demand cash collateral for the LOC Obligations without prior notice to or the consent of the Banks where it determines such action is warranted and appropriate based on the facts and circumstances. Subject to the request or direction of the Majority Banks as provided above, Agent shall have the exclusive right to enforce the remedies available under this Credit Agreement during the continuance of any Event of Default hereunder.

                                   ARTICLE VII
                                    THE AGENT

         Section 7.01      Appointment and Authorization.

         Each Bank appoints the Agent to act as its agent in connection herewith and each of the other Financing Documents.

         Section 7.02      Agents and Affiliates.

         Bank of America shall have the same rights and powers under this Credit Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Bank of America and each of its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, any of its Subsidiaries and any of its or their respective Affiliates as if it were not the Agent.

         Section 7.03      Action by Agent.

         The obligations of the Agent under the Financing Documents are only those expressly set forth herein with respect to it. Without limiting the generality of the foregoing the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in
Article VI.

         Section 7.04      Consultation with Experts.

         The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by the Agent and shall not be liable for any action taken or omitted to be taken by the Agent in good faith in accordance with the advice of such counsel, accountants or experts.


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

         Section 7.05      Liability of Agent.

         Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents (a) with the consent or at the request of the Majority Banks; or (b) in the absence of gross negligence or willful misconduct of the Agent. In requests for consents and direction from the Banks, the Agent may provide reasonable periods in which to respond. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document; (ii) the performance or observance of any of the covenants or agreements of the Borrower,
(iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, facsimile, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         Section 7.06      Indemnification.

         Each Bank shall, ratably in accordance with its Revolving Commitment, indemnify the Agent and BAS (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's or BAS's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by the Agent thereunder.

         Section 7.07      Credit Decision.

         Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

         Section 7.08      Successor Agent.

         The Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Banks and the Borrower. The Majority Banks may remove the Agent for cause at any time by giving thirty (30) days prior written notice to the Agent, the other Banks and the Borrower. Upon any such resignation or removal of the Agent, the Majority Banks shall have the right to appoint a successor Agent, with the consent of the Borrower (which consent shall not unreasonably be withheld, but which may in any event be withheld if (a) the Borrower in good faith concludes that the appointment of such proposed successor Agent could result in a violation of any law, rule, guideline or regulation, or a violation of, revocation of, failure to renew or modification of any order, facility security clearance or permit or (b) the credit standing of the proposed successor Agent is lower than that of the preceding Agent); provided, however, such consent of the Borrower shall not be required upon the occurrence and during the continuance of an Event of Default. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks and with the consent of the Borrower (which consent shall not be unreasonably withheld except as aforesaid), appoint a successor Agent, which shall have core capital of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. In the event of any successor agent to Bank of America, (i) all references herein to Bank of America shall be deemed to refer to such successor agent and (ii) all references to Charlotte, North Carolina shall be deemed to mean the city in which the successor Agent's headquarters is located.

         Section 7.09      Agent's Fee.

         The Borrower shall pay to the Agent for its own account fees in the amounts and at the time previously agreed upon in writing between the Borrower and the Agent.

                                  ARTICLE VIII
                             CHANGE IN CIRCUMSTANCES

         Section 8.01 Basis for Determining Interest Rate Inadequate or Unfair.

         If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  (a) the Agent is advised by the Eurodollar Reference Bank that deposits in Dollars (in the applicable amounts) are not being offered to the Eurodollar Reference Bank in the relevant market for such Interest Period, or

                  (b) the Majority Banks advise the Agent that the Adjusted Eurodollar Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurodollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make new Eurodollar Loans or to convert outstanding Loans into Eurodollar Loans shall be suspended and (ii) each outstanding Eurodollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least one (1) Business Day before the date of any Eurodollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         Section 8.02      Illegality.

         If, on or after the date of this Credit Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurodollar Lending Office) to make, maintain or fund its Eurodollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make new Eurodollar Loans, or to convert outstanding Loans into Eurodollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Eurodollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or
(b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         Section 8.03      Increased Cost and Reduced Return.

                  (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank (or its Eurodollar Lending Office) of the principal of or interest on its Eurodollar Loans or any other amounts due under this Credit Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for (i) Non-Excluded Taxes covered by Section 8.04 (including Non-Excluded Taxes imposed solely by reason of any failure of such Bank to comply with its obligations under Section 2.14 and (ii) changes in the rate of tax imposed on, or contemplated with respect to, the income of such Bank or its Eurodollar Lending Office or changes generally affecting the manner in which the income of such Bank or its Applicable Lending Office is subjected to taxation, by the jurisdiction in which such Bank's principal executive office or Eurodollar Lending Office is located or the jurisdiction under the laws of which such Bank is organized); or

                           (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loan any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

         and the result of any of the foregoing is to increase the cost to such Bank (or its Eurodollar Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Lending Office) under this Credit Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material (except to the extent that such increased cost or reduction of a sum received or receivable is attributable to such Bank's failure to perform any of its obligations under Section 2.14 or is otherwise attributable to any act or action of such Bank other than the loaning of funds under this Credit Agreement), then, within fifteen (15) days after demand by such Bank (with a copy to the Agent) accompanied by a certificate setting forth in reasonable detail its calculation of such increased cost or reduction, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                  (b) If any Bank shall have determined that, after the date hereof, the adoption or change of any applicable law, rule, guideline or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent) accompanied by a certificate setting forth in reasonable detail its calculation of such reduction, the Borrower shall pay such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

                  (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail its calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation under subsection (a) or (b) with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period; provided, however, that no Bank shall be entitled to compensation for the period which is more than thirty (30) days prior to the date the Borrower receives the certificate described in this subsection (c) via facsimile. Each Bank agrees that it will send the certificate described above via facsimile to insure immediate receipt by the Borrower.

         Section 8.04      Taxes.

         Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Bank or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Bank or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Bank, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Bank, applicable lending office, branch or affiliate other than a connection arising solely from such Bank having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under any Notes, (A) the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Bank that is not organized under the laws of the United States of America or a state thereof if such Bank fails to comply with the requirements of Section 2.14 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         Section 8.05      Base Rate Loans Substituted for Affected
                           Eurodollar Loans.

         If (i) the obligation of any Bank to make or maintain Eurodollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 and the Borrower shall by at least five (5) Eurodollar Business Days' prior notice to such Bank through the Agent have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) Eurodollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Banks), and

                  (b) after each of its Eurodollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Eurodollar Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, unless Borrower elects otherwise, the principal amount of each such Base Rate Loan shall be converted into a Eurodollar Loan on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loan of the other Banks.

         Section 8.06      Substitution of Bank.

         If (i) the obligation of any Bank to make Eurodollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, the Borrower shall have the right, with the assistance of the Agent, to seek a substitute bank or banks reasonably satisfactory to the Agent and the Borrower (which may be one or more of the Banks) to purchase the Note of such Bank and the interest of such Bank in the Unused Fees and to assume the Commitment of such Bank for a purchase price equal to all amounts payable to such Bank hereunder and under the Note, and the Borrower, the Agent, such Bank and such substitute bank or banks shall execute and deliver an appropriately completed Assignment and Assumption Agreement pursuant to Section 9.06(c) hereof to effect the assignment of rights to and assumption of obligations by such substitute bank or banks.


                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.01      Notices.

         All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:

(a) in the case of the Borrower and the Agent, at the address, facsimile number or telex number set out below, and in the case of the Banks, at their respective address, facsimile number or telex number set forth on the Schedule 9.1 hereto or (b) at such other address, facsimile number or telex number as such party may hereafter specify for the purpose of notice to the Agent and the Borrower:

         If to the Borrower:                Healthcare Realty Trust Incorporated
                                            3310 West End Avenue
                                            Suite 700
                                            Nashville, Tennessee 37203
                                            Attn:    Treasurer
                                            Phone:   (615) 269-8175
                                            Fax:     (615) 269-8122

         If to the Agent:                   Bank of America, N.A.
                                            One Independence Center
                                            101 North Tryon Street, 15th Floor
                                            Charlotte, North Carolina 28255
                                            Attn:    James D. Young
                                                     Agency Services
                                            Phone:   (704) 386-9372
                                            Fax:     (704) 409-0030

                                            with a copy to:

                                            Bank of America, N.A.
                                            100 North Tryon Street, 17th Floor
                                            Charlotte, North Carolina 28255
                                            Attn:    Will Duke
                                            Phone:   (704) 388-6006
                                            Fax:     (704) 388-6002

Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section and the appropriate answer back is received, (ii) if given by facsimile, when such facsimile is transmitted to the number specified in or pursuant to this Section,(iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in or pursuant to this Section; provided that notices to the Agent or the Borrower or any Bank under Article II or Article VIII shall not be effective until received.

         Section 9.02      No Waivers.

         No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 9.03      Expenses.

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent associated with the preparation and due diligence of the Loans, including reasonable fees and disbursements of special counsel for the Agent (but excluding administration and syndication costs), in connection with any waiver or consent requested by Borrower hereunder or any amendment hereof requested by Borrower or any Default hereunder, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel in connection with such Event of Default and work-out, collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                  (b) The Borrower shall indemnify and defend the Agent, BAS and each other Bank and their respective directors, officers, agents, employees, Subsidiaries and Affiliates (the "Indemnified Parties") from, and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of, by reason of or in connection with this Credit Agreement (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of (i) the gross negligence or willful misconduct by the indemnitee, and/or (ii) any claim made by Agent, BAS or any Bank against the other), including, but without limitation, amounts paid in settlement, court costs, and fees and disbursements of no more than one separate law firm acting as counsel for any or all of the parties indemnified hereunder, in each case incurred in connection with any such investigation, litigation or other proceedings; provided, that the Indemnified Parties shall be entitled to reimbursement of the expenses of more than one separate law firm if the Indemnified Parties, in their reasonable discretion, determine that a single law firm would not be able to adequately represent the interests of the Indemnified Parties in a matter. Notwithstanding the foregoing provisions of this paragraph to the contrary, each Indemnified Party shall use its best efforts to mitigate any losses, liabilities, claims, damages or expenses as to which it is entitled to seek indemnity pursuant to the provisions hereof.

         Section 9.04      Sharing of Set-Offs.

         Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participation in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         Section 9.05      Amendments and Waivers.

         Any provision of this Credit Agreement or any of the other Financing Documents may be modified, amended or waived if, but only if, such modification, amendment or waiver is in writing and is signed by the Borrower and the Majority Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such modification, amendment or waiver shall, unless signed by all the Banks, (a) increase the Commitment of any Bank or subject any Bank to any additional obligation, (b) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable to any Bank hereunder,
(c) postpone the date fixed for any scheduled payment of principal of or interest on any Loan or any fees hereunder or for any scheduled reduction or termination of any Commitment, (d) except as provided in Section 2.01(d), change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Credit Agreement, (e) change any definition or covenant level requirement of the ratio of Consolidated Unencumbered Realty to Consolidated Unsecured Debt in Section 5.21 or (f) release of any Subsidiary Guarantor from its guaranty obligations of the loans and obligations hereunder, if any.

         Section 9.06      Successors and Assigns.

                  (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Credit Agreement without the prior written consent of all the Banks, and no Bank may assign or otherwise transfer any of its rights or obligations under this Credit Agreement except in compliance with this Section 9.06; provided that nothing contained herein shall prevent or prohibit any Bank from (i) pledging its Loans and Obligations to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Bank's Obligations and/or Commitments hereunder to a parent company and/or an Affiliate or Subsidiary of such Bank.

                  (b) Any Bank at any time may grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Credit Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Financing Documents; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Credit Agreement described in clause (a), (b) or (c) of Section 9.05, without the consent of the Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Credit Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                  (c) Each Bank may assign all or a portion of its rights, obligations, or rights and obligations hereunder (including, without limitation, its loans and commitments hereunder) pursuant to an assignment agreement substantially in the form of Schedule 9.06(c), to
         (i) a Bank, (ii) an affiliate of a Bank or (iii) any other Person (other than the Borrower or an Affiliate of the Borrower) reasonably acceptable to the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower, which consent shall not be unreasonably withheld or delayed and which consent shall be deemed given if the Borrower shall not make written objection within two Business Days after notice of the proposed assignment; provided that
         (i) any such assignment (other than an assignment to an existing Bank or affiliate of an existing Bank) shall be in a minimum aggregate principal amount of $5,000,000 (or the remaining amount of loans and commitments, if less) and integral multiples of $1,000,000 in excess thereof, and (ii) each such assignment shall be in a constant, not varying, percentage of all the Bank's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon delivery to the Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Agent for its own account from and after the effective date specified in the applicable assignment agreement. The assigning Bank will give prompt notice to the Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Bank" for all purposes of this Credit Agreement and the other Financing Documents and, to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder to the extent of the Obligations and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Bank and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this
         Section 11.3(b), the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Financing Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Financing Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Borrower or any of its Affiliates or the performance or observance by the Borrower of any of its obligations under this Credit Agreement, any of the other Financing Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Financing Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Financing Documents;
         (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Financing Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Financing Documents are required to be performed by it as a Bank. Any purported assignment which does not comply with the requirements of this Section 9.06(c) shall be null and void.

                  (d) Any Bank may at any time assign all or any portion of its rights under this Credit Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

                  (e) The Borrower agrees that each Participant shall to the extent provided in its participation agreement, be entitled to the benefits of Section 8.03 and 2.15 with respect to its participating interest; provided that no Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under
         Section 8.03 or 2.12 (whether individually or in aggregate with any such payments received by such Bank) than such Bank would have been entitled to receive with respect to the rights transferred if such rights had not been transferred.

                  (f) Borrower shall not be required to pay any costs or expenses in connection with any participation, assignment or transfer described in this Section 9.06. No such participation or, except as provided in Section 9.06(c) above with respect to an assignment which is consented to by Borrower, assignment or transfer shall release any Bank from liability for its obligations hereunder.

         Section 9.07      Collateral.

         Each of the Banks represents to the Borrower, the Agent and each of the other Banks that it in good faith is not relying upon any "Margin Stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in the Financing Documents.

         Section 9.08      Purpose.

         This Credit Agreement refinances the Existing Credit Facility in full and is given in replacement of and substitution for the Existing Credit Agreement.

         Section 9.09      Governing Law; Submission to Jurisdiction.

         This Credit Agreement and each Note shall be governed by and construed in accordance with the laws of the State of North Carolina. The Borrower, Agent and each Bank hereby submits to the nonexclusive jurisdiction of the United States District Court of the Western District of North Carolina and of any North Carolina State court sitting in Charlotte for purposes of all legal proceedings arising out of or relating to this Credit Agreement or the transactions contemplated hereby. The Borrower, Agent and each Bank irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         Section 9.10      Counterparts; Integration; Effectiveness.

         This Credit Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Credit Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Credit Agreement shall become effective when the Agent shall have received counterparts hereof signed by all of the parties hereto.

         Section 9.11      WAIVER OF JURY TRIAL.

         EACH OF THE BORROWER, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                       HEALTHCARE REALTY TRUST INCORPORATED,
                       a Maryland corporation, as Borrower



                       By:
                          ------------------------------------------------------
                       Name:
                       Title:



                       BANK OF AMERICA, N.A., in its capacity as Agent and in its individual capacity as a Bank



                       By:
                          ------------------------------------------------------
                       Name:
                       Title:



                       FIRST UNION NATIONAL BANK, in its capacity as a Syndication Agent and in its individual capacity as a Bank

                       By:
                          ------------------------------------------------------
                       Name:
                       Title:



                       UBS AG, STAMFORD BRANCH, in its capacity as a Syndication Agent and in its individual capacity as a Bank

                       By:
                          ------------------------------------------------------
                       Name:
                       Title:



                       FIRST TENNESSEE BANK NATIONAL
                       ASSOCIATION



                       By:
                          ------------------------------------------------------
                       Name:
                       Title:



                       AMSOUTH BANK



                       By:
                          ------------------------------------------------------
                       Name:
                       Title:



                       CREDIT LYONNAIS, NEW YORK BRANCH



                       By:
                          ------------------------------------------------------
                       Name:
                       Title:

                                Schedule 2.01(a)

                             Schedule of Commitments

                                                    Revolving Committed           Revolving              Letter of Credit
                       Bank                                Amount                 Percentage                Commitment
                       ----                         -------------------           ----------             ----------------
Bank of America, N.A.                                   $ 35,000,000.00           23.333335%               $ 2,333,333.50

First Union National Bank                               $ 35,000,000.00           23.333335%               $ 2,333,333.50

UBS AG, Stamford Branch                                 $ 35,000,000.00           23.333335%               $ 2,333,333.50

First Tennessee Bank National Association               $ 15,000,000.00           10.000000%               $ 1,000,000.00

AmSouth Bank                                            $ 15,000,000.00           10.000000%               $ 1,000,000.00

Credit Lyonnais, New York Branch                        $ 15,000,000.00           10.000000%               $ 1,000,000.00
                                                    -------------------           ----------             ----------------

                                                        $150,000,000.00              100%                  $10,000,000.00

                                Schedule 2.01(d)

                         Form of Bank Joinder Agreement

         THIS BANK JOINDER AGREEMENT (this "Agreement") dated as of __________, 200__ to the Credit Agreement referenced below is by and among [NEW BANK] (the "New Bank"), HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation (the "Borrower") and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Agent") for the Banks. Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

         WHEREAS, pursuant to that Amended and Restated Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of July 2, 2001 among the Borrower, the Banks and the Agent, the Banks agreed to provide the Borrower with a $150 million revolving credit facility;

         WHEREAS, pursuant to Section 2.01(d) of the Credit Agreement, the Borrower has requested that the New Bank provide an additional Revolving Commitment under the Credit Agreement; and

         WHEREAS, the New Bank has agreed to provide the additional Revolving Commitment on the terms and conditions set forth herein and to become a "Bank" under the Credit Agreement in connection therewith.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The New Bank hereby agrees to provide Commitments to the Borrower in the amounts set forth on Schedule 2.01(a) to the Credit Agreement as attached hereto. The Revolving Commitment Percentage of the New Bank shall be as set forth on Schedule 2.01(a).

         2. The New Bank (a) represents and warrants that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires or loans on the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business, (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that, as of the effective date, the New Bank shall (i) be a party to the Credit Agreement and the other Credit Documents, (ii) be a "Bank" for all purposes of the Credit Agreement and the other Credit Documents, (iii) perform all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a "Bank" under the Credit Agreement and (iv) shall have the rights and obligations of a Bank under the Credit Agreement and the other Credit Documents.

         3. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

         4. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         IN WITNESS WHEREOF, the New Bank, the Borrower and the Agent have caused this Agreement to be executed by their officers thereunto duly authorized as of the date hereof.



                                   HEALTHCARE REALTY TRUST INCORPORATED,
                                   a Maryland corporation



                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   BANK OF AMERICA, N.A. (formerly
                                   NationsBank, N.A.), as Agent



                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   [NEW BANK],
                                   as New Bank



                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   New Bank Address for Notices:

                                  Schedule 2.02

                           FORM OF NOTICE OF BORROWING

Bank of America, N.A.                          Bank of America, N.A.,
  as Agent for the Banks                         as Swingline Bank
101 N. Tryon Street                            101 N. Tryon Street
Independence Center, 15th Floor                Independence Center, 15th Floor
NC1-001-15-04                                  NC1-001-15-04
Charlotte, North Carolina  28255               Charlotte, North Carolina  28255
Attention:  Agency Services                    Attention:  Agency Services

         RE: Amended and Restated Credit Agreement dated as of July 2, 2001 (as amended and modified, the "Credit Agreement") among HEALTHCARE REALTY TRUST INCORPORATED, the Banks identified therein and Bank of America, N.A., as Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby gives notice of a request for Revolving Loan pursuant to
Section 2.02 of the Credit Agreement or of a request for Swingline Loan pursuant to Section 2.07 (b) of the Credit Agreement as follows:

                                    Revolving Loan
         ----------------------
                                    Swingline Loan
         ----------------------

         (A)      Date of Borrowing
                  (which is a Business Day)      -------------------------------

         (B)      Principal Amount of
                  Borrowing                      -------------------------------

         (C)      Interest rate basis            -------------------------------

         (D)      Interest Period and the
                  last day thereof               -------------------------------

In accordance with the requirements of Section 3.02 of the Credit Agreement, the undersigned Borrower hereby certifies that:

         (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly related to an earlier date).

         (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

         (c) All conditions set forth in Section 2.02 as to the making of Revolving Loans or in Section 2.07 as to the making of Swingline Loans, as appropriate, have been satisfied.

                                       Very truly yours,



                                       HEALTHCARE REALTY TRUST INCORPORATED,
                                       a Maryland corporation



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                Schedule 2.03(a)

                             FORM OF REVOLVING NOTE

                                                                    July 2, 2001

         FOR VALUE RECEIVED, the undersigned Borrower hereby promises to pay to the order of ______________________, its successors and assigns, on or before the Termination Date to the office of the Agent in immediately available funds as provided in the Credit Agreement,

                  (i) in the case of Revolving Loans, such Bank's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans owing to such Bank; and

                  (ii) in the case of Swingline Loans, if such lender is the Swingline Bank, the aggregate Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Swingline Loans owing to such Swingline Bank; and

together with interest thereon at the rates and as provided in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement dated as of July 2, 2001 (as amended and modified, the "Credit Agreement") among HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation, the Banks identified therein and Bank of America, N.A., as Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

         The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

         Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

         This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

         In WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.


                                       HEALTHCARE REALTY TRUST INCORPORATED,
                                       a Maryland corporation



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                Schedule 2.06(a)

               Letters of Credit to be issued on the Closing Date

                               Schedule 2.06(b)-1

                           Existing Letters of Credit

                               Schedule 2.06(b)-2

                 Form of Notice of Request for Letter of Credit

                                     [Date]

Bank of America, N.A.                       Bank of America, N.A.
  as Issuing Bank under the                   as Agent under the
  Credit Agreement referred to below          Credit Agreement referred to below
101 N. Tryon Street                         101 N. Tryon Street
Independence Center, 15th Floor             Independence Center, 15th Floor
NC1-001-15-04                               NC1-001-15-04
Charlotte, North Carolina 28255             Charlotte, North Carolina 28255

Attention:        Agency Services

         Re: Amended and Restated Credit Agreement dated as of July 2, 2001 (as amended and modified, the "Credit Agreement") among HEALTHCARE REALTY TRUST INCORPORATED, the Banks identified therein and Bank of America, N.A., as Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

         The undersigned, pursuant to Section 2.06(b) of the Credit Agreement, hereby requests that the following Letters of Credit be issued on [Date] as follows:

         (1)      Account Party:

         (2)      For use by:

         (3)      Beneficiary:

         (4)      Face Amount of Letter of Credit:

         (5)      Date of Issuance:

         Delivery of Letter of Credit should be made as follows:

         In accordance with the requirements of Section 3.02 of the Credit Agreement, the undersigned Borrower hereby certifies that:

         (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly relate to an earlier date).

         (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

         (c) All conditions set forth in Section 2.06 as to the issuance of a Letter of Credit have been satisfied.

                                    Very truly yours,

                                    HEALTHCARE REALTY TRUST INCORPORATED,
                                    a Maryland corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                  Schedule 2.10

                    Form of Notice of Interest Rate Election

Bank of America, N.A.,
  as Agent for the Banks
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attention: Agency Services

         Re: Amended and Restated Credit Agreement dated as of July 2, 2001 (as amended and modified, the "Credit Agreement") among HEALTHCARE REALTY TRUST INCORPORATED, the Banks identified therein and Bank of America, N.A., as Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

         The undersigned hereby gives notice pursuant to Section 2.10 of the Credit Agreement that it requests an extension or conversion of a Revolving Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

         (A)      Date of Extension or Conversion
                  (which is the last day of the
                  applicable Interest Period)
                                                      --------------------------

         (B)      Principal Amount of
                  Extension or Conversion
                                                      --------------------------

         (C)      Interest rate basis
                                                      --------------------------

         (D)      Interest Period and the
                  last day thereof
                                                      --------------------------

         In accordance with the requirements of Section 3.02 of the Credit Agreement, the undersigned Borrower hereby certifies that:

                  (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly relate to an earlier date).

                  (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

                  (c) All conditions set forth in Section 2.02 as to the making of Revolving Loans or in Section 2.07 as to the making of Swingline Loans, as appropriate, have been satisfied.

                                    Very truly yours,

                                    HEALTHCARE REALTY TRUST INCORPORATED,
                                    a Maryland corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                  Schedule 4.04

                                Legal Proceedings

                                  Schedule 4.05

                                  ERISA Matters

                                  Schedule 4.06

                              Environmental Matters

                                  Schedule 4.07

                  Subsidiaries (including Specified Affiliates)



Subsidiaries:















Specified Affiliates:















Other Affiliates:

                                  Schedule 4.10

                              Compliance with Laws

                                  Schedule 4.12

                                      Debt

                                  Schedule 4.13

                             Contingent Liabilities

                                  Schedule 4.14

                                   Investments

                                  Schedule 5.26

                                Form of Guaranty

                                  Schedule 9.01

                                Bank's Addresses

                                      Address for                      Domestic                             Eurodollar
          Banks                         Notice                      Lending Office                        Lending Office
          -----                         ------                      --------------                        --------------

Bank of America, N.A.       Bank of America, N.A.               Bank of America, N.A.            Bank of America, N.A.
                            101 N. Tryon Street                 101 N. Tryon Street              101 N. Tryon Street
                            Independence Center, 15th Floor     Independence Center, 15th Floor  Independence Center, 15th Floor
                            Charlotte, NC 28255                 Charlotte, NC 28255              Charlotte, NC 28255
                            Attn: James D. Young                Attn:  James D. Young            Attn: James D. Young
                            Tel: 704-386-9372                   Tel:  704-386-9372               Tel: 704-386-9372
                            Fax: 704-409-0030                   Fax:  704-409-0030               Fax: 704-409-0030

                            With a copy to:

                            Bank of America, N.A.
                            100 N. Tryon Street, 15th Floor
                            Charlotte, NC 28255
                            Attn:  Will Duke
                            Tel: 704-388-6006
                            Fax: 704-388-6002

First Union National Bank   First Union National Bank           First Union National Bank        First Union National Bank
                            One First Union, NC5604             One First Union, NC0166          Capital Markets Service Dept.
                            Charlotte, NC 28288                 Charlotte, NC 28288              One First Union Center, TW-5
                            Attn: Rex Rudy                      Attn: Joy Auten                  301 South College Street
                            Tel: 704-383-6506                   Tel: 704-                        Charlotte, NC 28288-0785
                            Fax: 704-383-6205                   Fax: 704-                        Attn: Sue Patterson
                                                                                                 Tel: 704-374-7121
                                                                                                 Fax: 704-383-9144
UBS AG, Stamford
Branch

First Tennessee Bank
National Association

                                      Address for                      Domestic                             Eurodollar
          Banks                         Notice                      Lending Office                        Lending Office
          -----                         ------                      --------------                        --------------

AmSouth Bank

Credit Lyonnais, New
York Branch

                                Schedule 9.06(c)

                        Form of Assignment and Acceptance

         THIS ASSIGNMENT AND ACCEPTANCE dated as of___________________ , 200____ is entered into between THE BANK IDENTIFIED ON THE SIGNATURE PAGES AS THE "ASSIGNOR" (the "Assignor") and THE PARTIES IDENTIFIED ON THE SIGNATURE PAGES AS "ASSIGNEES" ("Assignee").

         Reference is made to that Amended and Restated Credit Agreement dated as of July 2, 2001 (as amended and modified, the "Credit Agreement") among HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation (the "Borrower"), the Banks identified therein and Bank of America, N.A., as Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignees, and the Assignees hereby purchase and assume, without recourse, from the Assignor, effective as of the Effective Date shown below, those rights and interests of the Assignor under the Credit Agreement identified below (the "Assigned Interests"), including the Obligations and Commitments relating thereto, together with unpaid interest and fees relating thereto accruing from the Effective Date. The Assignor represents and warrants that it owns interests assigned hereby free and clear of liens, encumbrances or other claims. Each of the Assignees represents that it is an assignee permitted under Section 9.06(c) of the Credit Agreement. The Assignor and each of the Assignees hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.06 of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) each Assignee, if it is not already a Bank under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) each Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than the rights of indemnification referenced in Section 9.03 of the Credit Agreement).
Schedule 2.1 is deemed modified and amended to the extent necessary to give effect to this Assignment.

         2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of North Carolina.

         3.       Terms of Assignment

         (a)      Date of Assignment:                                          , 200__
                                                     --------------------------
         (b)      Legal Name of Assignor:            SEE SIGNATURE PAGE
         (c)      Legal Name of Assignee:            SEE SIGNATURE PAGE
         (d)      Effective Date of Assignment:                                , 200__
                                                     --------------------------

See Schedule I attached for a description of the Loans, Obligations and Commitments (and the percentage interests therein and relating thereto) which are the subject of this Assignment and Acceptance.

         4. The fee payable to the Agent in connection with this Assignment is enclosed.

         IN WITNESS WHEREOF, the parties hereto have caused the execution of this instrument by their duly authorized officers as of the date first above written.

         ASSIGNOR:                                  ASSIGNEE:
         --------                                   --------


         By:                               By:
            -------------------------         ----------------------------------
         Name:                             Name:
         Title:                            Title:

                                           Address for Notices:

ACKNOWLEDGMENT AND CONSENT

BANK OF AMERICA, N.A.                    HEALTHCARE REALTY TRUST INCORPORATED,
as Agent                                 a Maryland corporation


By:                                      By:
   ----------------------------------       ------------------------------------
Name:                                    Name:
Title:                                   Title:

                                   SCHEDULE I
                          TO ASSIGNMENT AND ACCEPTANCE
                      HEALTHCARE REALTY TRUST INCORPORATED

            REVOLVING LOANS AND LETTERS OF CREDIT PRIOR TO ASSIGNMENT

               Revolving    Revolving      Revolving         LOC          LOC
               Committed   Commitment        Loans        Committed   Obligations
                Amount     Percentage     Outstanding      Amount     Outstanding
               ---------   ----------     -----------     ---------   -----------
ASSIGNOR

ASSIGNEES

               ---------   ----------     -----------     ---------   -----------

               $                          $               $           $

   REVOLVING LOANS AND LETTERS OF CREDIT INTERESTS SUBJECT TO THIS ASSIGNMENT

               Revolving    Revolving     Revolving       LOC         LOC
               Committed   Commitment       Loans      Committed  Obligations
                Amount     Percentage    Outstanding    Amount    Outstanding
               ---------   ----------    -----------   ---------  -----------
ASSIGNOR

ASSIGNEES

               ---------   ----------    -----------   ---------  -----------

               $                         $             $          $

                                   SCHEDULE I
                          TO ASSIGNMENT AND ACCEPTANCE
                      HEALTHCARE REALTY TRUST INCORPORATED

             REVOLVING LOANS AND LETTERS OF CREDIT AFTER ASSIGNMENT

             Revolving    Revolving     Revolving         LOC          LOC
             Committed   Commitment       Loans        Committed   Obligations
              Amount     Percentage    Outstanding      Amount     Outstanding
             ---------   ----------    -----------     ---------   -----------

ASSIGNOR

ASSIGNEES

             ---------   ----------    -----------     ---------   -----------

             $                         $               $           $